

                                                                    EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT

                         DATED AS OF NOVEMBER 19, 1999,

                                 BY AND BETWEEN

                         TESORO PETROLEUM CORPORATION,

                                   AS SELLER,

                                      AND

                           BG INTERNATIONAL LIMITED,

                                    AS BUYER



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                            STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS


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ARTICLE 1 - CERTAIN DEFINITIONS........................................................................................1
         Section 1.1                Certain Defined Terms..............................................................1
         Section 1.2                References, Gender, Number.........................................................1
         Section 1.3                Parties' Knowledge.................................................................1

ARTICLE 2 - SALE AND PURCHASE OF COMPANY SHARES........................................................................2
         Section 2.1                Sale and Purchase..................................................................2
         Section 2.2                Intercompany Accounts..............................................................2
         Section 2.3                Pre-Closing Distributions..........................................................2
         Section 2.4                Balance Sheet Changes Due to Continuing Operations.................................2

ARTICLE 3 - PURCHASE PRICE AND PAYMENT.................................................................................3
         Section 3.1                Purchase Price.....................................................................3
         Section 3.2                Settlement Price...................................................................3
         Section 3.3                Closing Statement and Payment......................................................4
         Section 3.4                Post-Closing Adjustment to the Settlement Price....................................4
                                    (a)     Settlement Statement.......................................................4
                                    (b)     Final Settlement Statement.................................................5
                                    (c)     Final Settlement...........................................................5

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES.............................................................................6
         Section 4.1                Representations and Warranties of Seller...........................................6
                                    (a)     Organization and Qualification of Seller...................................6
                                    (b)     Organization and Qualification of the Company..............................6
                                    (c)     Authority..................................................................6
                                    (d)     Enforceability.............................................................6
                                    (e)     Company Shares.............................................................6
                                    (f)     Company Capitalization.....................................................7
                                    (g)     Company Balance Sheet......................................................7
                                    (h)     No Conflict or Violation...................................................8
                                    (i)     Consents...................................................................8
                                    (j)     Actions....................................................................8
                                    (k)     Compliance With Laws.......................................................8
                                    (l)     Brokerage Fees and Commissions.............................................8
                                    (m)     Bankruptcy.................................................................9
                                    (n)     Material Contracts.........................................................9
                                    (o)     Events Subsequent to Report Date..........................................10
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                                    (p)     Environmental Matters.....................................................11
                                    (q)     Tax Matters...............................................................11
                                    (r)     Pre-Payment Arrangements..................................................12
                                    (s)     Status of Operation of Oil and Gas Properties.............................12
                                    (t)     Powers of Attorney........................................................13
                                    (u)     Personnel.................................................................13
                                    (v)     Labor Matters.............................................................13
                                    (w)     Employee Plans............................................................14
                                    (x)     No Subsidiaries...........................................................15
                                    (y)     Compliance with Material Contracts........................................15
                                    (z)     Insurance.................................................................15
                                    (aa)    Third Party Compliance with Major Contracts...............................15
         Section 4.2                Representations and Warranties of Buyer...........................................15
                                    (a)     Organization and Qualification............................................16
                                    (b)     Authority.................................................................16
                                    (c)     Enforceability............................................................16
                                    (d)     No Conflict or Violation..................................................16
                                    (e)     Consents..................................................................16
                                    (f)     Actions...................................................................16
                                    (g)     Brokerage Fees and Commissions............................................16
                                    (h)     Funds.....................................................................17
                                    (i)     No Distribution...........................................................17
                                    (j)     Bankruptcy................................................................17
         Section 4.3                Additional Representation and Warranty of Seller..................................17

ARTICLE 5 - ACCESS TO INFORMATION; ENVIRONMENTAL MATTERS; ETC.........................................................17
         Section 5.1                General Access....................................................................17
         Section 5.2                Confidential Information..........................................................18

ARTICLE 6 - CONTRACT INTEREST REVIEW..................................................................................18
         Section 6.1                Buyer's Contract Interest Review..................................................18
                                    (a)     Buyer's Assertion of Contract Defects.....................................18
                                    (b)     Seller's Opportunity to Cure..............................................19
                                    (c)     Adjustments for Pre-Closing Defect Interests..............................21
                                    (d)     Purchase Price Refunds for Post-Closing Defect Interests..................22
         Section 6.2                Determination of Contract Defect Amounts..........................................22
         Section 6.3                Determination of Contract Defects.................................................23
         Section 6.4                No Duplication, Etc...............................................................24

ARTICLE 7 - ENVIRONMENTAL MATTERS.....................................................................................25
         Section 7.1                Asbestos and NORM.................................................................25
         Section 7.2                Environmental Review and Audit....................................................25
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                                    (a)     Environmental Access......................................................25
                                    (b)     Conduct of Review.........................................................26
                                    (c)     Buyer Responsibility for Review...........................................26
         Section 7.3                Environmental Defects.............................................................27
                                    (a)     Buyer's Assertions of Environmental Defects...............................27
                                    (b)     Purchase Price Adjustments for Environmental Defects......................27
                                    (c)     Buyer's Obligation to Remediate...........................................27

ARTICLE 8 - CASUALTY LOSS.............................................................................................28
         Section 8.1                No Termination....................................................................28
         Section 8.2                Casualty Proceeds.................................................................28
         Section 8.3                Risks of Other Losses.............................................................29
                                    (a)     Operations................................................................29
                                    (b)     Market Conditions.........................................................29

ARTICLE 9 - COVENANTS OF SELLER AND BUYER.............................................................................29
         Section 9.1                Conduct of Business Pending Closing...............................................29
                                    (a)     Changes in Business.......................................................29
                                    (b)     Encumbrances..............................................................31
                                    (c)     Operation of Assets.......................................................32
                                    (d)     Contracts and Agreements..................................................32
         Section 9.2                Qualifications on Conduct.........................................................33
                                    (a)     Emergencies; Legal Requirements...........................................33
                                    (b)     Non-Operated Properties...................................................33
                                    (c)     Certain Operations........................................................33
         Section 9.3                Public Announcements..............................................................34
         Section 9.4                Actions and Efforts by Parties....................................................34
         Section 9.5                Further Assurances................................................................34
         Section 9.6                Records...........................................................................35
         Section 9.7                Maintenance of Indemnification Provisions.........................................35
         Section 9.8                No Other Solicitations............................................................36
         Section 9.9                Company Name; Removal of Logos, etc...............................................36
         Section 9.10               Compliance with Anti-Bribery Laws.................................................36
         Section 9.11               Reorganization of the Company.....................................................38

ARTICLE 10 - TAX AND EMPLOYEE MATTERS.................................................................................39
         Section 10.1               Tax Matters.......................................................................39
                                    (a)     Tax Return Filing.........................................................39
                                    (b)     Consistent Tax Treatment..................................................39
                                    (c)     Exclusive Provision for Taxes.............................................40
         Section 10.2               Employee Matters..................................................................40
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ARTICLE 11 - CLOSING CONDITIONS.......................................................................................40
         Section 11.1               Seller's Closing Conditions.......................................................40
                                    (a)     Representations, Warranties and Covenants.................................40
                                    (b)     Officer's Certificate.....................................................41
                                    (c)     Closing Documents.........................................................41
                                    (d)     No Action.................................................................41
                                    (e)     Opinion of Counsel........................................................41
                                    (f)     Adjustments...............................................................41
                                    (g)     No Existing Order.........................................................41
         Section 11.2               Buyer's Closing Conditions........................................................42
                                    (a)     Representations, Warranties and Covenants.................................42
                                    (b)     Officer's Certificate.....................................................42
                                    (c)     Closing Documents.........................................................42
                                    (d)     No Action.................................................................42
                                    (e)     Opinion of Counsel........................................................42
                                    (f)     Adjustments...............................................................42
                                    (g)     No Existing Order.........................................................43
         Section 11.3               Deferred Claims and Disputes......................................................43
         Section 11.4               Deferred Adjustment Claims Extension..............................................44

ARTICLE 12 - CLOSING..................................................................................................44
         Section 12.1               Closing...........................................................................44
         Section 12.2               Seller's Closing Obligations......................................................44
         Section 12.3               Buyer's Closing Obligations.......................................................45

ARTICLE 13 - EFFECT OF CLOSING........................................................................................45
         Section 13.1               Survival..........................................................................45
         Section 13.2               Change of Ownership...............................................................46

ARTICLE 14 - LIMITATIONS..............................................................................................47
         Section 14.1               Disclaimer of Warranties and Representations......................................47
         Section 14.2               Damages...........................................................................48
         Section 14.3               Plugging and Abandonment Obligations..............................................48
         Section 14.4               Environmental Release.............................................................49

ARTICLE 15 - INDEMNIFICATION..........................................................................................49
         Section 15.1               Indemnification By Buyer..........................................................49
         Section 15.2               Indemnification By Seller.........................................................50
         Section 15.3               Indemnification and Defense Procedures............................................50
         Section 15.4               Seller's General Liability Limitation.............................................53

ARTICLE 16 - TERMINATION; REMEDIES....................................................................................53
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         Section 16.1               Termination.......................................................................53
                                    (a)     Termination of Agreement..................................................53
                                    (b)     Effect of Termination.....................................................54
         Section 16.2               Remedies..........................................................................54
                                    (a)     Seller's Remedies.........................................................54
                                    (b)     Buyer's Remedies..........................................................54

ARTICLE 17 - MISCELLANEOUS............................................................................................55
         Section 17.1               Counterparts......................................................................55
         Section 17.2               Governing Law; Jurisdiction; Process..............................................55
         Section 17.3               Entire Agreement..................................................................55
         Section 17.4               Expenses..........................................................................55
         Section 17.5               Notices...........................................................................55
         Section 17.6               Successors and Assigns............................................................56
         Section 17.7               Amendments and Waivers............................................................56
         Section 17.8               Appendices, Schedules and Exhibits................................................57
         Section 17.9               Interpretation....................................................................57
         Section 17.10              Arbitration.......................................................................57
         Section 17.11              Agreement for the Parties' Benefit Only...........................................59
         Section 17.12              Attorneys' Fees...................................................................59
         Section 17.13              Severability......................................................................59
         Section 17.14              Currency..........................................................................60
         Section 17.15              Time of Essence...................................................................60

Appendix A - Definitions



                                      -v-

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                                    EXHIBITS


Exhibit 9.11           --     NewCo Organization Documents
Exhibit 11.1(e)        --     Buyer's Counsel's Opinion
Exhibit 11.2(e)        --     Seller's Counsel's Opinion
Exhibit 12.2(e)        --     Affidavit of Non-Foreign Status
Exhibit 12.3(d)        --     Company Assumption Agreement


                                   SCHEDULES


Schedule A             --     Property Schedule
Schedule 4.1(e)        --     Seller's Existing Bank Liens
Schedule 4.1(g)        --     Balance Sheets
Schedule 4.1(i)        --     Seller's Consents
Schedule 4.1(j)        --     Company's Actions
Schedule 4.1(n)        --     Material Contracts
Schedule 4.1(o)        --     Events Subsequent to Report Date
Schedule 4.1(p)        --     Environmental Matters
Schedule 4.1(s)(2)     --     List of Wells
Schedule 4.1(s)(4)     --     Proposed & Pending Operations
Schedule 4.1(t)        --     Powers of Attorney
Schedule 4.1(u)        --     List of Personnel
Schedule 4.1(w)        --     Employee Plans
Schedule 4.1(z)        --     Insurance Policies
Schedule 4.2(e)        --     Buyer's Consents
Schedule 9.1           --     Conduct of Business
Schedule 9.1(c)(4)     --     Approved Operations
Schedule 9.11          --     NewCo Capital Structure
Schedule 10.1(a)       --     Existing Tax Sharing Agreements
Schedule 10.2(a)       --     National Employees
Schedule 10.2(b)       --     Expatriate Employees

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


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 19, 1999, is entered into by and between Tesoro Petroleum Corporation, a Delaware corporation ("Seller"), and BG International Limited, a company incorporated under the laws of England and Wales ("Buyer").

         WHEREAS, Tesoro Bolivia Petroleum Company, a Texas corporation (the "Company"), owns certain oil and gas contract rights and related assets in Bolivia and is a wholly owned subsidiary of Seller; and

         WHEREAS, Seller will cause the Company to be reorganized as a corporation under the laws of the Cayman Islands in a manner that causes the reorganized Company to retain or succeed to all properties, assets, liabilities and obligations of the Company prior to such reorganization (other than certain assets excluded under the terms of this Agreement); and

         WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding shares of the Company, upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE 1
                              CERTAIN DEFINITIONS

         Section 1.1 Certain Defined Terms. Unless the context otherwise requires, the respective terms defined in APPENDIX A attached hereto and incorporated herein shall, when used herein, have the respective meanings therein specified, with each such definition to be equally applicable both to the singular and the plural forms of the term so defined.

         Section 1.2 References, Gender, Number. All references in this Agreement to an "Article," "Section," or "subsection" shall be to an Article, Section, or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," "hereby," or words of similar import shall refer to this Agreement as a whole and not to a particular Article, Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

         Section 1.3 Parties' Knowledge. All references in this Agreement to the "knowledge of Seller," "Seller's knowledge," "known to Seller" or phrases of similar import concerning a particular fact, circumstance or condition shall mean (a) the actual knowledge of each director, officer or employee at a managerial or higher level of the Company, (b) the actual knowledge of other employees of the Company that could have been obtained from reasonable inquiry of those employees of the Company that would normally be responsible for the matter to which such fact, circumstance or condition relates, and (c) the actual knowledge of each director, officer or employee at a managerial or higher level of Seller or any Affiliate of Seller involved in the negotiation or performance of, or any analysis or due diligence in connection with, this Agreement. All references in this Agreement to the "knowledge of Buyer," "Buyer's knowledge," "known to Buyer" or phrases of similar import concerning a particular fact, circumstance or condition shall mean the actual knowledge of each director, officer or employee at a managerial or higher level of Buyer or any Affiliate of Buyer involved in the negotiation or performance of, or any analysis or due diligence in connection with, this Agreement. References herein to "actual knowledge" do not include imputed knowledge.

                                   ARTICLE 2
                      SALE AND PURCHASE OF COMPANY SHARES

         Section 2.1 Sale and Purchase. On and subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, all issued and outstanding Company Shares.

         Section 2.2 Intercompany Accounts. On or before the Closing Date, Seller shall eliminate any intercompany accounts that exists between (a) Seller and its Affiliates (other than the Company) and (b) the Company.

         Section 2.3 Pre-Closing Distributions. On or before the Closing Date, following the satisfaction in full of Seller's obligation contemplated under
Section 2.2, Seller (a) shall have the right to cause the Company to pay to Seller or Seller's designee an amount equal to Seller's good faith estimate of all cash and cash equivalents of the Company not held for the account of YPFB or any third party joint interest owner as of the Closing Date, and (b) shall assign or otherwise transfer all Excluded Assets to Seller or Seller's designee.

         Section 2.4 Balance Sheet Changes Due to Continuing Operations. Buyer and Seller expressly recognize that the assets and liabilities of the Company shall be affected by the effects of ongoing ownership and operation of the Assets during the period from the Effective Time to the end of business on the Closing Date (the "Adjustment Period").

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                                   ARTICLE 3
                           PURCHASE PRICE AND PAYMENT

         Section 3.1 Purchase Price. The unadjusted purchase price for the sale and conveyance of the Company Shares to Buyer is US $100,000,000 (the "Purchase Price") and shall be subject to adjustment in accordance with the terms of this Agreement.

         Section 3.2 Settlement Price. Pursuant to the provisions as described below, the Purchase Price to be paid by Seller will be subject to certain adjustments made at Closing and within one hundred fifty (150) days thereafter, as set forth in this Article 3, to determine the Settlement Price amount that will actually be paid by Buyer. The adjustments to the Purchase Price will be calculated as follows:

         (a) Upward Adjustments. The Purchase Price shall be adjusted upward by the following amounts:

             (1) An amount equal to the expenses of the Company properly accrued in accordance with GAAP, consistent with the Company's past practice, attributable to the Adjustment Period; provided, however, that such expenses shall exclude all (i) depreciation, depletion and amortization, (ii) interest expense, (iii) income and franchise taxes, and (iv) additional expenses (in excess of the expenses incurred by the Company in the ordinary course of its business, including joint interest billings to the Company from the operator under a Major Contract) paid or payable by the Company to a third party to cure a matter which, if left uncured, would entitle Buyer to a reduction or refund of any portion of the Purchase Price under Section 3.2(b)(2), 3.2(b)(3) or 6.1(d) or would constitute a Seller Environmental Obligation;

             (2) An amount equal to the capital expenditures of the Company properly accrued in accordance with GAAP, consistent with the Company's past practice, attributable to the Adjustment Period, but excluding any capital expenditure incurred by the Company in violation of Sections 9.1 and 9.2, unless subsequently approved by Buyer; provided that Buyer shall not be entitled to any duplicate recovery under this Section 3.2(a)(2) and Sections 9.1 and 9.2 on account of any such violation; and provided further that Seller shall not be entitled to any duplicate recovery under this Section 3.2(a)(2) and
         Section 3.2(a)(1) or under this Section 3.2(a)(2) and Section 3.2(a)(3); and

             (3) If the Working Capital Adjustment is a positive amount, then an amount equal to the Working Capital Adjustment.

         (b) Downward Adjustments. The Purchase Price shall be adjusted downward by the following amounts:

             (1) An amount equal to the revenues of the Company properly accrued in accordance with GAAP, consistent with the Company's past practice, attributable to the Adjustment Period;

             (2) An amount equal to any reduction in the Purchase Price resulting from a Contract Defect, determined as provided in Article 6;

             (3) An amount equal to any reduction in the Purchase Price resulting from an Environmental Defect, determined as provided in
         Article 7;

             (4) An amount equal to any Casualty Price Reduction affecting the Assets, determined as provided by Article 8; and

             (5) If the Working Capital Adjustment is a negative amount, then an amount equal to the Working Capital Adjustment (stated as a positive number).

Subject to the amounts contemplated pursuant to Section 11.3 and without limiting Buyer's covenants, agreements and indemnity obligations hereunder, the total consideration to be received by Seller for the sale of the Company Shares shall be the Purchase Price as adjusted pursuant to this Section 3.2 (the "Settlement Price").

         Section 3.3 Closing Statement and Payment. Not later than five Business Days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement (the "Closing Statement") of the estimated adjustments to the Purchase Price in accordance with Section 3.2 and the estimated Settlement Price (the "Closing Payment"), without taking into account any reductions in Purchase Price attributable to Deferred Adjustment Claims pursuant to Section
11.3. At the Closing, Buyer shall wire transfer the Closing Payment in immediately available funds to such account specified by Seller to Buyer on or prior to the Business Day immediately preceding the Closing Date.

         Section 3.4 Post-Closing Adjustment to the Settlement Price.

         (a) Settlement Statement. On or before the date that is 150 days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the "Settlement Statement") which shall show the calculation of the Settlement Statement adjustments to the adjusted Purchase Price in accordance with Section 3.2, based upon the best information then available. To the extent reasonably required by Buyer, Seller shall assist in the preparation of the Settlement Statement. Buyer will give (and cause the Company to give) personnel, accountants and representatives of Seller reasonable access to the Assets and Buyer's and the Company's premises and to Buyer's and the Company's respective books and records for purposes of auditing the Settlement Statement and will cause appropriate personnel of Buyer and the Company to assist Seller and Seller's personnel, accountants and representatives in the audit of the Settlement Statement. Seller shall provide to Buyer such data and information in Seller's possession as Buyer may reasonably request supporting the amounts to be reflected in the Settlement Statement in order to permit Buyer to prepare the Settlement Statement. The Settlement Statement shall become final and binding upon the parties on the date that is 30 days following receipt of the Settlement Statement by Seller (the "Final Settlement Date"), except to the extent that Seller gives written notice of its disagreement ("Notice of Disagreement") to Buyer prior to such date. Any Notice of Disagreement must specify in detail the dollar amount, nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Buyer in a timely manner as aforesaid, then the Settlement Statement (as revised in accordance with subsection (b) below) shall become final and binding upon the parties on, and the Final Settlement Date shall be, the earlier of (i) the date upon which Seller and Buyer agree in writing on all matters specified in all Notices of Disagreement or (ii) the date when decisions have been rendered by the arbitration panel on all matters to be determined by the arbitration panel pursuant Section 3.4(b). Any Deferred Adjustment Claims, however, shall be resolved pursuant to Section 11.3 and shall not be resolved or submitted to arbitration pursuant to this Section 3.4.

         (b) Final Settlement Statement. During the 30 days following the date upon which Buyer receives the last Notice of Disagreement, Seller and Buyer shall attempt to resolve in writing any differences that they may have with respect to all matters specified in the Notices of Disagreement. If at the end of such 30 day period (or earlier by mutual agreement to arbitrate), Buyer and Seller have not reached agreement on such matters, the matters that remain in dispute may be submitted to arbitration pursuant to Section 17.10. As used in this Agreement, the term "Final Settlement Statement" shall mean the Settlement Statement described in Section 3.4(a), as prepared by Buyer and as may be subsequently adjusted to reflect any subsequent written agreement between the parties with respect thereto, or if submitted to arbitration, the Settlement Statement described in Section 3.4(a), as prepared by Buyer and as may be subsequently adjusted to reflect any subsequent written agreement between the parties with respect thereto and any adjustments issued by the arbitration panel pursuant to this Section 3.4(b).

         (c) Final Settlement. If the amount of the Settlement Price as set forth on the Final Settlement Statement exceeds the amount of the Closing Payment, then Buyer shall pay to Seller, within five days after the Final Settlement Date, the amount by which the Settlement Price as set forth on the Final Settlement Statement exceeds the amount of the Closing Payment plus interest on such excess amount at the Agreed Rate. If the amount of the Settlement Price as set forth on the Final Settlement Statement is less than the amount of the Closing Payment, then Seller shall pay to Buyer, within five business days after the Final Settlement Date, the amount by which the Settlement Price as set forth on the Final Settlement Statement is less than the amount of the Closing Payment plus interest on such deficit amount at the Agreed Rate. Any post-Closing payment made pursuant to this Section 3.4(c) shall be made by means of a wire transfer of immediately available funds to a bank account designated by the party receiving the funds. Notwithstanding any provision herein to the contrary, each party shall have a right to set-off any amounts then due and owing pursuant to this Section 3.4(c) with any amounts then due and owing as a result of a final arbitral decision as contemplated under Section 11.3.

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


                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of Seller. Except as set forth in the Schedules hereto prepared by Seller and attached hereto at the time of the execution hereof or as disclosed in, or is readily inferable from, the financial statements referenced in Section 4.1(g), Seller represents and warrants to Buyer that all of the following statements contained in this
Section 4.1 are true as of the date of this Agreement:

         (a) Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) Organization and Qualification of the Company. On the date of this Agreement, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite company power to carry on its business as it is now being conducted. The Company is duly qualified to do business, and is in good standing, in each jurisdiction in which the Assets owned or leased by it makes such qualification necessary, except where the failure to so qualify and be in good standing will not have a Material Adverse Effect.

         (c) Authority. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Seller.

         (d) Enforceability. This Agreement has been duly executed and delivered by Seller, and, assuming due and valid authorization, execution and delivery hereof by Buyer, constitutes a valid and binding agreement of Seller enforceable against Seller in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

         (e) Company Shares. Except for liens, security interests and other encumbrances set forth on SCHEDULE 4.1(e) that are currently held by banks or other institutional lenders of Seller which will be released and discharged at or prior to Closing, the Seller holds of record and owns beneficially all issued and outstanding Company Shares free and clear of any security interests, liens, options, warrants, purchase rights, or other encumbrances (except as created by this Agreement and restrictions on sales of shares under applicable securities laws). Upon the purchase of the Company Shares as contemplated by this Agreement, the Buyer will obtain good and valid title to all issued and outstanding Company Shares free and clear of all security interests, liens, options, warrants, purchase rights, or other encumbrances (other than those created by, through or under Buyer and restrictions on sales of shares under applicable securities laws). Except for liens, security interests and other encumbrances currently held by banks or other institutional lenders of Seller which will be released and discharged at or prior to Closing, the Seller is not a party to (i) any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require the Seller to sell, transfer, or otherwise dispose of any Company Shares or (ii) any voting trust, proxy, or other agreement or understanding with respect to the voting of any Company Shares.

         (f) Company Capitalization. The entire authorized capital stock of the Company as of the date of this Agreement consists of 50,000 Company Shares, par value US $1.00 per share, of which only the 40,000 Company Shares held beneficially and of record by the Seller are issued and outstanding as of the date of this Agreement. All of the issued and outstanding Company Shares have been duly authorized and are validly issued, fully paid and nonassessable and were not issued in violation of the preemptive rights of any person. Except for liens, security interests and other encumbrances currently held by banks or other institutional lenders of Seller which will be released and discharged at or prior to Closing, the Company does not have outstanding, and is not a party to, any convertible security, call, preemptive right, option, warrant, purchase right, or other contract or commitment that could, directly or indirectly, require the Company to sell, issue, or otherwise dispose of any Company Shares.

         (g) Company Balance Sheet. Attached hereto as SCHEDULE 4.1(g) is (i) the unaudited balance sheet of the Company (including the notes thereto, the "Balance Sheet") as at June 30, 1999 (the "Report Date"), and the related summary of operations for the Company as and for the six months ended June 30, 1999, and (ii) the unaudited balance sheet of the Company, (including the notes thereto, the "Interim Balance Sheet") as at September 30, 1999, and the related summary of operations for the Company as and for the nine months ended September 30, 1999. Such financial statements present fairly, in accordance with GAAP (except as indicated in the notes thereto which will qualify that the Company has been accounted for as part of a consolidated financial group with its Affiliates and not as a completely separate stand-alone entity) applied on a consistent basis throughout the periods covered thereby, the financial condition of the Company as of such dates and the results of operations of the Company for such periods; provided, however, that such financial statements are subject to normal year-end adjustments and in some instances lack footnotes (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect). If a balance sheet of the Company as at the date of this Agreement were to be prepared in accordance with GAAP, applied on a consistent basis with the Interim Balance Sheet, and containing notes thereto prepared in a manner consistent with the manner in which the notes to the Interim Balance Sheet were prepared, the financial condition of the Company as at the date of this Agreement presented fairly, in accordance with GAAP applied as aforesaid, in such hypothetical balance sheet, including the notes thereto, would not reflect a material adverse change in the financial condition of the Company from the financial condition of the Company as presented in the Interim Balance Sheet, excluding (i) any adverse change resulting from any change in economic, industry or market conditions (whether general or regional in nature or limited to any area where any Assets are located) or from any change in Law or regulatory policy and (ii) any adverse change for which Buyer is entitled to a Casualty Price Reduction. Without limiting Seller's express representations, warranties, covenants and agreements which are contained in other Sections of this Agreement, this Section 4.1(g) shall not constitute a representation or warranty with respect to the title of the Company to any Contract Interests, any pending or threatened Actions, any Plugging and Abandonment Obligations, or the existence, non-existence or effect of any Environmental Condition, Environmental Claims, Environmental Liabilities, Environmental Defects or Environmental Matters.

         (h) No Conflict or Violation. Except for any exceptions set forth in
Section 4.1(i) (or SCHEDULE 4.1(i)) or required by Section 9.11, neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller will (i) conflict with or result in a violation or breach of any provision of the certificate of incorporation, by-laws or other similar governing documents of Seller or the Company, (ii) conflict with or result in a violation or breach of (with or without due notice or lapse of time or both) or a default (or give rise to any right of termination, cancellation or acceleration) under any material agreement, indenture or other instrument under which Seller or the Company is bound, or (iii) violate or conflict with any Law applicable to Seller or the Company or the Assets.

         (i) Consents. Except for the consents, filings or notices expressly described and set forth in SCHEDULE 4.1(i) or required by Section 9.11, no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Seller or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller.

         (j) Actions. Except as set forth on SCHEDULE 4.1(j) and with respect to Environmental Claims for which Seller's sole representation and warranty is set forth in Section 4.1(p), there is no Action pending against the Company (with service of process therein having been made on the Company) or, to the knowledge of Seller, threatened against the Company (or pending against the Company without service of process therein having been made on the Company).

         (k) Compliance With Laws. Except as set forth on SCHEDULE 4.1(j), (i) the Company, has complied in a timely manner and in all material respects with all Laws that materially affect the business, properties or Assets of the Company, and (ii) no pending notice, charge, claim, action or assertion has been received by the Company or has been filed or commenced against the Company (with service of process therein having been made on the Company) or, to the knowledge of Seller, threatened against the Company (or pending against the Company without service of process therein having been made on the Company) alleging that the Company has failed to comply in a timely manner and in all material respects with all Laws that materially affect the business, properties or Assets of the Company; provided that, Seller makes no representation or warranty, express or implied, under this Section 4.1(k) relating to (i) any Environmental Law or any Tax Law or (ii) the Company's title to any Assets or the existence or non-existence of any Contract Defect.

         (l) Brokerage Fees and Commissions. Neither Seller nor any Affiliate of Seller has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement for which Buyer or the Company shall incur any liability.

         (m) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings under any bankruptcy, insolvency, reorganization, moratorium or other similar laws with respect to creditors pending against, being contemplated by, or, to the knowledge of Seller, threatened against Seller or the Company.

         (n) Material Contracts. SCHEDULE 4.1(n) sets forth a list of the following contracts, agreements or commitments (the "Material Contracts") to which the Company is a party or by which the Company is bound:

             (1) any contract or agreement with Seller or any Affiliate of Seller relating to the provision of goods or services to the Company by Seller or any Affiliate of Seller which will survive the Closing;

             (2) any contract, agreement or commitment that commits the Company to aggregate expenditures or that gives rise to anticipated receipts with respect to the Company's interest of more than US $50,000 in any calendar year; excluding the Major Contracts and any authority for expenditure or other commitment, or any performance, under the Major Contracts;

             (3) any lease, sublease, installment purchase or similar arrangement for the use or occupancy of any land, building or other real property, excluding (i) the Major Contracts and (ii) the Farmout Agreement;

             (4) any contract, agreement or commitment that commits the Company to sell, process or transport any hydrocarbon production attributable to the Contract Interests; excluding (i) any such contract, agreement or commitment which expires within 60 days or can be terminated by the Company upon not more than 60 days notice without penalty, (ii) the Major Contracts, and (iii) agreements for the sale, processing or transportation of any condensate or similar liquid hydrocarbons;

             (5) any indenture, trust agreement, loan agreement or note under which the Company has outstanding indebtedness for borrowed money;

             (6) any agreement of surety, guarantee or indemnification by the Company, other than indemnities pursuant to Major Contracts, oil field service contracts, maintenance service contracts and consulting contracts; and

             (7) any joint operating agreement with respect to the Contract Interests, excluding the Major Contracts.

         (o) Events Subsequent to Report Date. Except in each case as set forth in SCHEDULE 4.1(o) or as otherwise disclosed in the financial statements referenced in Section 4.1(g), during the period from the Report Date until the date of this Agreement the Company has engaged in business in a manner consistent with its past practices, and there has not been any:

             (1) destruction, damage to, or loss of any assets of the Company that (after giving effect to any insurance coverage with regard thereto) is reasonably expected by Seller to have a Material Adverse Effect;

             (2) change in accounting policies or practices (including any change in depreciation or amortization policies) by the Company, except as required under GAAP;

             (3) incurrence or assumption by the Company of any indebtedness for borrowed money, other than intercompany accounts which will be settled in accordance with Section 2.2;

             (4) sale, lease or other disposition of any properties or Assets of the Company, except (i) in the ordinary course of business, (ii) any item of personal property or equipment having a value of less than US $10,000, or (iii) any item of personal property or equipment which is surplus or not operational;

             (5) merger or consolidation by the Company with any other entity or any acquisition by the Company of any other entity;

             (6) transaction entered into by the Company outside its ordinary course of business;

             (7) mortgage, pledge, lien, charge, security interest or any other encumbrance created with respect to any Asset (other than a Contract Interest), except for encumbrances which would be Permitted Encumbrances if such Asset were included in the Contract Interests;

             (8) payment, discharge or satisfaction of any material liabilities by the Company, other than (i) in the ordinary course of business and
         (ii) either consistent with past practice or paid, discharged or satisfied under a Major Contract or a contract existing at the Effective Time;

             (9) change in the Company's tax policies, methods or elections, except as required by Law;

             (10) employment agreement entered into by the Company, except for those agreements that are terminable at will upon no more than 30 days prior notice;

             (11) (i) dividend or other distribution in respect of the Company Shares or (ii) other transactions between the Company and the Seller or any Affiliate of Seller which are not consistent with the Company's past practices;

             (12) change in any Employee Plan which would have a Material Adverse Effect, except as required by Law;

             (13) labor dispute or work stoppages or threats thereof by or with respect to persons employed by the Company in either case which is reasonably expected by Seller to have a Material Adverse Effect;

             (14) settlement entered into or consent made to any order, decree or judgment relating to or arising out of any Action relating to the Company which is reasonably expected by Seller to have a Material Adverse Effect; or

             (15) any farmout, in whole or in part, of any Contract Interest, other than existing obligations under the Farmout Agreement.

         (p) Environmental Matters. There are no proceedings pending (with service of process therein having been made on the Company) or, to the knowledge of Seller, threatened (or pending without service of process therein having been made on the Company), relating to any real property owned, leased or operated by the Company under any Environmental Law by any Governmental Authority or other person or entity. The Company has not received any written notice from any Governmental Authority of any violation of any Environmental Law or requesting Company to take remedial action with respect to the presence of any Hazardous Material, except as set forth in SCHEDULE 4.1(p).

         (q) Tax Matters. After the Closing Date, the Company has (or will have by the Closing Date) caused to be duly filed in a timely manner with the appropriate federal, state, local and other governmental authorities all returns, information returns or statements and reports with respect to Taxes (the "Tax Returns") which are required to be filed and have (or will have by the Closing Date) caused to be paid or deposited all Taxes (including estimated Taxes) required with respect to the periods covered by such Tax Returns, except such Taxes as are being contested in good faith by appropriate proceedings for which adequate reserves have been established in the financial statements of the Company in accordance with GAAP consistently applied. Adequate provision has (or will have by the Closing Date) been made for all Taxes due for all periods through the Closing Date in accordance with GAAP consistently applied. To Seller's knowledge, all Taxes required to be collected or withheld by the Company have (or will have by the Closing Date) been duly collected or withheld. Further, (i) the Tax Returns are or will be true and correct in all material respects, and all

Taxes reported on such returns have been or will be paid or adequately provided for; (ii) the Company (or the common parent of the affiliated group of which the Company is a member) has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (iii) to the knowledge of Seller, there are no claims, assessments, levies, administrative proceedings, or lawsuits pending or threatened against the Company by any taxing authority, (iv) there are no tax sharing or tax indemnity agreements to which the Company is a party, (v) no extension of time is in effect with respect to the date on which any Tax Return is to be filed by the Company; (vi) there are no outstanding agreements or waivers by the Company extending the period for assessment or collection of any Taxes; and (vii) no claim for assessment or collection of Taxes has been asserted by any Taxing authority against the Company and no actual or proposed Tax assessment has been made by any Taxing authority against the Company. Notwithstanding anything in this Section 4.1(q) to the contrary, no representation or warranty is made with respect to the amount, availability, expiration, limitation or reduction of any net operating losses of the Company.

         (r) Pre-Payment Arrangements. Except for circumstances under which the Company has or is entitled to receive payment therefor after the Effective Time, the Company is not obligated by virtue of a prepayment arrangement, "take or pay" arrangement, production payment, or other similar arrangement, to deliver or to suffer the delivery of oil, gas, or other minerals produced under any Shared Risk Contract after the Effective Time (or make a cash payment in lieu thereof) without then or thereafter receiving full payment therefor without deduction or credit on account of such arrangement from the price that would otherwise be received.

         (s) Status of Operation of Oil and Gas Properties.

             (1) To the knowledge of Seller, no party has threatened or taken action to terminate or procure a judicial reformation of any Shared Risk Contract.

             (2) Each producing well to which the Shared Risk Contracts relate is legally bottomed on the land on which it is located in accordance with the applicable Shared Risk Contract, all as required by any Governmental Authority having jurisdiction thereof. Set forth on
         SCHEDULE 4.1(s)(2) is a complete list as of the date of this Agreement of each well governed by a Shared Risk Contract and the status thereof as of the date of this Agreement. To Seller's knowledge, all tangible Assets used by the Company in the operation of any well described as producing in SCHEDULE 4.1(s)(2), or in the production, treatment, storage, gathering, and transportation by the Company of hydrocarbons from such well, are in good operating condition, ordinary wear and tear excepted, except for conditions and defects that do not, in the aggregate, have a Material Adverse Effect.

             (3) No other party to any joint operating agreement or other contract binding on the properties which are the subject of the Shared Risk Contracts is entitled to any adjustments of past accounts at the expense of the Company, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

             (4) From the Effective Time to the date of this Agreement, except for operations listed on SCHEDULE 4.1(s)(4), the Company has not proposed or conducted for its own account any operation the reasonably projected cost of which as of the date of this Agreement (net to the Company's interest and without consideration of any cost overruns after the date of this Agreement) is in excess of US $100,000, in the aggregate with respect to such operation. As used in this subsection 4.1(s)(4) and in subsection 4.1(s)(5) and Sections 9.1 and 9.2, the term "operation" shall mean all work which in the oil and gas industry would customarily be included in a single authority for expenditure (e.g., the drillsite preparation for a well and the drilling, completing and equipping of such well for production (and plugging and abandonment thereof if a dry hole) shall be considered a single operation, but any deepening, recompletion or reworking of such well (or subsequent plugging and abandonment thereof if not a dry hole) shall each be a separate operation and the construction of any gathering, transportation or processing facilities shall each be a separate operation).

             (5) From the Effective Time to the date of this Agreement, except for operations listed on SCHEDULE 4.1(s)(4), the Company has not agreed to participate in any reworking, deepening, drilling, completion, recompletion, equipping or other operation that has been proposed by a co-owner in any well or other Asset, to the extent that the reasonably projected cost of such operation as of the date of this Agreement (net to the Company's interest and without consideration of any cost overruns after the date of this Agreement) is in excess of US $100,000, in the aggregate with respect to such operation.

         (t) Powers of Attorney. SCHEDULE 4.1(t) sets forth a list of all powers of attorney of the Company in effect as of the Effective Time and those which are currently in force and were granted by the Company prior to any reorganization contemplated herein and the name of the individual upon whom such power has been conferred.

         (u) Personnel. SCHEDULE 4.1(u) sets forth a true and complete list of
(i) the names and current salaries of all part time, full time or contract National Employees (together with the names of all officers and directors) of the Company and (ii) all group insurance programs in effect for employees of the Company. The Company is not in default with respect to any of its group insurance programs referred to in the preceding sentence.

         (v) Labor Matters.

             (1) There is no labor strike, dispute, corporate campaign, slowdown, stoppage or lockout actually pending, or to the knowledge of Seller, threatened against the Company and during the past five years there has not been any such action.

             (2) The Company is not a party to or bound by any collective bargaining or similar agreement with any labor organization or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company.

             (3) The Company is, and has at all times been, in compliance, in all material respects, with all Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and is not engaged in any unfair labor practices, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; provided that, no representation or warranty is made under this
         Section 4.1(v) with respect to Environmental Laws.

             (4) There is no unfair labor practice charge or complaint pending against the Company (with service of process therein having been made on the Company) or, to the knowledge of the Seller, threatened against the Company (or pending against the Company without service of process therein having been made on the Company) before any Governmental Authority.

             (5) To the knowledge of Seller, no charge with respect to the Company is pending before any Governmental Authority responsible for the prevention of unlawful employment practices

             (6) The Company has not received notice of the intent of any Governmental Authority responsible for the enforcement of labor or employment laws to conduct an investigation with respect to the Company, and no such investigation is in progress.

             (7) Except as set forth on SCHEDULE 4.1(j), there are no complaints, lawsuits or other proceedings pending against the Company (with service of process therein having been made on the Company) or, to the knowledge of the Seller, threatened against the Company (or pending against the Company without service of process therein having been made on the Company) in any forum by or on behalf of any present or former employee of the Company, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any laws governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

         (w) Employee Plans.

             (1) SCHEDULE 4.1(w) contains a true and complete list of all Employee Plans with respect to the National Employees. The Company has no commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Employee Plan that would affect any National Employee or former National Employee of the Company.

             (2) The consummation of the transactions contemplated herein will not (i) entitle any current or former National Employee of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or by Law, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such National Employee.

         (x) No Subsidiaries. The Company does not have any Subsidiaries.

         (y) Compliance with Material Contracts. Each Material Contract, in all material respects, is in full force and effect and constitutes a valid and binding contract enforceable in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (y) general principles of equity and (z) the power of a court to deny enforcement of remedies generally based upon public policy. The Company is not in material breach of or material default under any Material Contract, and there does not exist under any provision thereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by the Company, except for such breaches, defaults and events as to which requisite waivers or consents have been or are being obtained or which would not have, individually or in the aggregate, a Material Adverse Effect.

         (z) Insurance. Attached hereto as SCHEDULE 4.1(z) is a true and complete list of all insurance policies and contracts of insurance in force on the date hereof with respect to the business or Assets of the Company. All such policies and contracts of insurance are in full force and effect, all premiums due thereon have been paid by the Company or an Affiliate of the Company, and the Company is otherwise in compliance in all material respects with the terms and provisions of such policies.

         (aa) Third Party Compliance with Major Contracts. To the knowledge of Seller, the parties (other than the Company) to any Major Contract are not in material breach of or material default under such Major Contract, and there does not exist under any provision thereof, any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by such parties (other than the Company).

         Section 4.2 Representations and Warranties of Buyer. As of the date of this Agreement, Buyer represents and warrants to Seller as follows:

         (a) Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of England and Wales and has the requisite corporate power to carry on its business as it is now being conducted.

         (b) Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of Buyer.

         (c) Enforceability. This Agreement has been duly executed and delivered by Buyer, and, assuming due and valid authorization, execution and delivery hereof by Seller, constitutes a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

         (d) No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer will (i) conflict with or result in a violation or breach of any provision of the certificate of incorporation, bylaws or other similar governing documents of Buyer, (ii) conflict with or result in a violation or breach of or a default under any agreement, indenture or other instrument under which Buyer is bound, or (iii) violate or conflict with any Law applicable to Buyer.

         (e) Consents. Except for the consents, filings or notices expressly described and set forth in SCHEDULE 4.2(e) or required by Section 9.11, no consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Buyer or for or in connection with the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer.

         (f) Actions. There is no Action pending against Buyer (with service of process therein having been made on Buyer) or, to the knowledge of Buyer, threatened against Buyer (or pending against Buyer without service of process therein having been made on Buyer), other than Actions which are not reasonably expected to have a material adverse effect on Buyer or the transactions contemplated by this Agreement.

         (g) Brokerage Fees and Commissions. Neither Buyer nor any Affiliate of Buyer has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in respect of the transactions contemplated by this Agreement for which Seller or the Company shall incur any liability.

         (h) Funds. Buyer has, and at all times prior to Closing will have, sufficient funds available to enable Buyer to consummate the transactions contemplated hereby and to pay the Closing Payment and all related fees and expenses of Buyer.

         (i) No Distribution. Buyer is an experienced and knowledgeable investor in the oil and gas business, Buyer is able to bear the economic risks of its acquisition and ownership of the Company and the Assets, and Buyer is capable of evaluating (and has evaluated) the merits and risks of the Company and the Assets and Buyer's acquisition and ownership of the Company. Prior to entering into this Agreement, Buyer was advised by its counsel and such other persons it has deemed appropriate concerning this Agreement and has relied solely on an independent investigation and evaluation of, and appraisal and judgment with respect to, the geologic and geophysical characteristics of the Contract Interests, the estimated reserves recoverable therefrom, and the price and expense assumptions applicable thereto. Buyer is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Company Shares for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky laws or any other applicable securities laws.

         (j) Bankruptcy. There are no bankruptcy, reorganization or arrangement proceedings under any bankruptcy, insolvency, reorganization, moratorium or other similar laws with respect to creditors pending against, being contemplated by, or to the knowledge of Buyer, threatened against Buyer.

         Section 4.3 Additional Representation and Warranty of Seller. Effective as of the Closing Date, Seller represents and warrants to Buyer that the Company will be a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands and will have the requisite company power to carry on its business as it is then being conducted.

                                   ARTICLE 5
               ACCESS TO INFORMATION; ENVIRONMENTAL MATTERS; ETC.

         Section 5.1 General Access. Subject to Section 7.2 (which shall govern all environmental reviews, inspections and audits), promptly following the execution of this Agreement and until the Closing Date (or earlier termination of this Agreement), Seller shall cause the Company:

         (a) to permit Buyer and its representatives to have reasonable access at reasonable times in the Company's and Seller's offices, and in a manner so as not to interfere unduly with the business operations of the Company or Seller, to the Company's books, records, contracts, title opinions, title files, ownership maps, assignments and documents relating to the Assets insofar as the Company and Seller may do so without (i) violating legal constraints or any legal obligation or (ii) waiving any attorney/client, work product or like privilege; and

         (b) subject to any required consent of any third Person, to permit Buyer and its representatives at reasonable times and at Buyer's sole risk, cost and expense, to conduct, in the presence of the Company's or Seller's representatives, reasonable inspections of the Assets;

provided, however, that Buyer shall repair any material damage to the Assets resulting from such inspections and Buyer does hereby indemnify and hold harmless, release and agree to defend the Seller Indemnified Persons from and against any and all Covered Liabilities to the extent arising from Buyer's inspection of the Assets, REGARDLESS OF ANY CONCURRENT NEGLIGENCE OR STRICT LIABILITY ON THE PART OF THE SELLER INDEMNIFIED PERSONS AND REGARDLESS OF THE FORM OF CLAIM WHETHER AT COMMON OR CIVIL LAW, STRICT LIABILITY, NEGLIGENCE OR UNDER ANY STATUTE OR REGULATION. Nothing in this Agreement shall be construed to permit Buyer or its representatives to have access to any files, records, contracts or documents of Seller or the Company relating to this transaction, including any bids or offers received by Seller for the sale of the Company or the Assets in competition with the Buyer's bid or offer, it being agreed that all such competing bids or offers shall be the sole property of Seller.

         Section 5.2 Confidential Information. Unless and until the Closing occurs, Buyer agrees to maintain all information made available to it pursuant to this Agreement confidential and to cause its directors, officers, employees, agents, representatives, consultants and advisors to maintain all information made available to them pursuant to this Agreement confidential, all as provided in that certain confidentiality agreement dated June 21, 1999 (the "Confidentiality Agreement"), by and between Seller and Buyer, the terms of which are incorporated herein by reference and made a part of this Agreement.

                                   ARTICLE 6
                            CONTRACT INTEREST REVIEW

         Section 6.1 Buyer's Contract Interest Review.

         (a) Buyer's Assertion of Contract Defects. Buyer shall perform reasonable due diligence with respect to the Contract Interests during the period commencing on the execution of this Agreement and ending five Business Days prior to the Closing Date (the "Contract Examination Period"). Prior to the expiration of the Contract Examination Period Buyer may furnish Seller written notice meeting the requirements of this Section 6.1(a) (the "Contract Defect Notice") setting forth any matters which, in Buyer's reasonable opinion, constitute Contract Defects and which Buyer intends to assert as a Contract Defect with respect to all or any portion of a Contract Interest pursuant to this Article 6. Prior to the expiration of the period commencing on the Closing and ending 730 calendar days thereafter (the "Title Survival Period"), Buyer may furnish Seller a Contract Defect Notice setting forth any matters not asserted prior to Closing which, in Buyer's reasonable opinion, constitute Contract Defects and which Buyer intends to assert as a Contract Defect with respect to all or any portion of a Contract Interest pursuant to this Article
6. For all purposes of this Agreement, Buyer shall be deemed to have waived any Contract Defect which Buyer fails to assert as a Contract Defect by a Contract Defect Notice given to Seller on or before the expiration of the Title Survival Period. To be effective, Buyer's Contract Defect Notice of a Contract Defect must set forth in reasonable detail (i) the Contract Interest affected by the asserted Contract Defect (or the portion of the Contract Interest so affected if less than all of the Contract Interest is affected thereby), (ii) a description of the matter constituting the asserted Contract Defect, (iii) supporting documents reasonably necessary for Seller (as well as any attorney or examiner hired by Seller) to verify the existence and nature of such asserted Contract Defect, (iv) the claimed Contract Defect Amount attributable thereto, and (v) the manner by which such Contract Defect Amount was determined, together with sufficient supporting detail to enable Seller to determine whether the asserted amount is appropriate and was determined in accordance with this Agreement. To give Seller an opportunity to commence reviewing and curing Contract Defects, on or before the end of each calendar week during the Contract Examination Period, Buyer agrees to consult with Seller regarding any Contract Defects discovered by Buyer during the calendar week preceding the calendar week then ending, which may be preliminary in nature and supplemented prior to the end of the Contract Examination Period.

         (b) Seller's Opportunity to Cure.

         (1) Seller shall have until three Business Days prior to the Closing Date, at its cost and expense, if it so elects but without obligation, to cure all or a portion of any Contract Defects asserted during the Contract Examination Period pursuant to Section 6.1(a). Any asserted Contract Defects which are waived by Buyer or cured within such time shall be deemed "Permitted Encumbrances" hereunder. Subject to Section 6.1(b)(2) and Seller's continuing right to dispute the existence of a Contract Defect and/or the Contract Defect Amount asserted with respect thereto, if Seller within such time fails to cure any Contract Defect of which Buyer has given timely written notice as required above during the Contract Examination Period, and Buyer has not waived and does not waive same on or before the Closing Date, the Contract Interest affected by such uncured and unwaived Contract Defect shall be a "Pre-Closing Defect Interest".

         (2) If Buyer furnishes to Seller timely Contract Defect Notice(s) of one or more Contract Defects during the Contract Examination Period and the same are not waived or cured as provided in Section 6.1(b)(1), Seller may elect to close the transactions contemplated hereby and retain the right to cure any of such Contract Defects after Closing. In such event, but subject to Seller's continuing right to dispute the existence of a Contract Defect and/or the Contract Defect Amount asserted with respect thereto, the Purchase Price shall be subject to reduction pursuant to
     Section 6.1(c) taking into account all Contract Defect Amounts attributable to the Pre-Closing Defect Interests affected by the Contract Defects which Seller may elect to cure after Closing. Any attempt by Seller to cure any alleged Contract Defect shall not waive Seller's right to dispute the existence of a Contract Defect and/or the Contract Defect Amount asserted with respect thereto. If Seller gives Buyer written notice on or before 30 days after the Closing Date that Seller intends to attempt to cure any such Contract Defect, then Seller shall have until the later of the (i) 180 calendar days after the Closing Date or (iii) 90 days after the point in time when a final and binding written decision of the board of arbitrators is made with respect thereto in accordance with the Arbitration Procedures, in which to attempt to cure any such Contract Defect. Seller, Buyer and the Company shall each have the right to attempt to cure and to cure any such Contract Defect during the aforesaid cure period, however, as long as Seller is diligently pursuing the curing of such Contract Defect on a reasonable basis Seller shall be allowed to cure such Contract Defect in preference to Buyer and the Company. To the extent Seller, Buyer and/or the Company are attempting to cure any such Contract Defect, they each agree to coordinate and cooperate in their respective efforts to cure such Contract Defect. If Seller cures any such Contract Defect, then Buyer shall promptly pay Seller the Contract Defect Amount with respect to the Contract Defect that is so cured, but not exceeding the aggregate amount of the reductions in the Purchase Price which Buyer received pursuant to Section 6.1(c) as a result of any Contract Defects, together with interest on the amount due Seller from the Closing Date through and including the date of payment at the Agreed Rate. Furthermore, the Available Deductible Amount shall be restored to the extent any portion of the Available Deductible Amount was applied as a credit against the Contract Defect Amount attributable to such cured Contract Defect. If a positive balance exists in the Available Deductible Amount after any restorations thereof pursuant to the foregoing or pursuant to Section 6.1(c), and Seller has suffered a reduction in the Purchase Price as a result of any one or more uncured Contract Defects, Buyer shall pay to Seller an amount equal to the lesser of (i) the amount by which the Purchase Price was reduced as a result of such uncured Contract Defects and (ii) the then existing balance of the Available Deductible Amount, together with interest on such lesser amount from the Closing Date through and including the date of payment at the Agreed Rate on the amount due Seller. For purposes of Section 6.1(d), any amount paid to Seller pursuant to the preceding sentence shall be deemed to have been applied to offset uncured Contract Defects asserted during the Contract Examination Period pursuant to Section 6.1(a).

         (3) Subject to Seller's right to cure the same and Seller's continuing right to dispute the existence of a Contract Defect and/or the Contract Defect Amount asserted with respect thereto, if Buyer has given timely written notice of a Contract Defect as required above pursuant to Section 6.1(a) during the Title Survival Period, and Buyer has not waived and does not waive the same, the Contract Interest affected by such uncured and unwaived Contract Defect shall be a "Post-Closing Defect Interest". Any attempt by Seller to cure any alleged Contract Defect shall not waive Seller's right to dispute the existence of a Contract Defect and/or the Contract Defect Amount asserted with respect thereto. If Seller gives Buyer written notice on or before 30 days after the Contract Defect Notice with respect thereto is received by Seller that Seller intends to attempt to cure any such Contract Defect, then Seller shall have until the later of the (i) expiration of the Title Survival Period, (ii) 180 calendar days after the Contract Defect Notice with respect thereto is received by Seller, or (iii) 90 days after the point in time when a final and binding written decision of the board of arbitrators is made with respect thereto in accordance with the Arbitration Procedures, at its cost and expense, if it so elects but without obligation, to cure all or a portion of any such Contract Defect which is asserted during the Title Survival Period pursuant to Section 6.1(a). Any asserted Contract Defects which are waived by Buyer or cured by Seller within such time shall be deemed "Permitted Encumbrances" hereunder. Seller, Buyer and the Company shall each have the right to attempt to cure and to cure any such Contract Defect during the aforesaid cure period, however, as long as Seller is diligently pursuing the curing of such Contract Defect on a reasonable basis Seller shall be allowed to cure such Contract Defect in preference to Buyer and the Company. To the extent Seller, Buyer and/or the Company are attempting to cure any such Contract Defect, they each agree to coordinate and cooperate in their respective efforts to cure such Contract Defect.

         (4) If Seller cures any Contract Defect asserted during the Title Survival Period pursuant to Section 6.1(a), or if any such asserted Contract Defect is determined in accordance with this Agreement not to constitute a Contract Defect, and if Seller has paid any amount pursuant to Section 6.1(d), then Buyer shall promptly pay Seller the Contract Defect Amount with respect to the Contract Defect that is so cured or so determined not to exist, but not exceeding the aggregate amount of the refunds in the Purchase Price which Buyer received pursuant to Section 6.1(d) as a result of any Contract Defects, together with interest on the amount due Seller from the Closing Date through and including the date of payment at the Agreed Rate. Furthermore, the Title Defect Deductible shall be restored to the extent any portion of the Title Defect Deductible was applied as a credit against the Contract Defect Amount attributable to such cured Contract Defect. If a positive balance exists in the Title Defect Deductible after any restorations thereof pursuant to the foregoing or pursuant to Section 6.1(d), and Seller has refunded any portion of the Purchase Price pursuant to Section 6.1(d) as a result of any one or more uncured Contract Defects, Buyer shall pay to Seller an amount equal to the lesser of (i) the amount by which the Purchase Price was refunded as a result of such uncured Contract Defects and (ii) the then existing balance of the Title Defect Deductible, together with interest on such lesser amount from the Closing Date through and including the date of payment at the Agreed Rate on the amount due Seller.

         (c) Adjustments for Pre-Closing Defect Interests. As Buyer's sole and exclusive remedy with respect to Contract Defects asserted pursuant to Section 6.1(a) during the Contract Examination Period, Buyer shall be entitled to reduce the Purchase Price by the amount, if any, by which the aggregate amount of Contract Defect Amounts with respect to all Pre-Closing Defect Interests exceeds US $500,000 (the "Available Deductible Amount"). The Available Deductible Amount shall be restored to the extent that any portion thereof is applied as a credit against a Contract Defect Amount attributable to a Contract Defect which, in accordance with the terms of this Agreement, is subsequently cured by Seller or determined or agreed not to constitute a Contract Defect. If an asserted Contract Defect Amount is subsequently determined or agreed, in accordance with this Agreement, to be a lesser amount, any portion of the Available Deductible Amount which was applied as a credit to the amount of such reduction shall be restored to the Available Deductible Amount.

         (d) Purchase Price Refunds for Post-Closing Defect Interests. As Buyer's sole and exclusive remedy with respect to Contract Defects asserted pursuant to Section 6.1(a) during the Title Survival Period, Buyer shall be entitled to a refund of a portion of the Purchase Price equal to the amount, if any, by which the aggregate amount of Contract Defect Amounts with respect to all Post-Closing Defect Interests exceeds the Title Defect Deductible. The "Title Defect Deductible" shall be equal to US $1,000,000 less the portion (or all as the case may be) of the Available Deductible Amount which has been applied (and not subsequently restored) to offset uncured Contract Defects asserted during the Contract Examination Period pursuant to Section 6.1(a). The Title Deductible Amount shall be restored to the extent that any portion thereof is applied as a credit against a Contract Defect Amount attributable to a Contract Defect which, in accordance with the terms of this Agreement, is subsequently cured by Seller or determined or agreed not to constitute a Contract Defect. If an asserted Contract Defect Amount is subsequently determined or agreed, in accordance with this Agreement, to be a lesser amount, any portion of the Title Defect Deductible which was applied as a credit to the amount of such reduction shall be restored to the Title Defect Deductible. Without limiting Seller's right to cure the same or Seller's right to dispute the existence of a Contract Defect and/or the Contract Defect Amount asserted with respect thereto, any refund payable by Seller pursuant to this Section 6.1(d), together with interest thereon from the Closing Date through and including the date of payment at the Agreed Rate, shall be due and payable by Seller to Buyer within 30 days after the later of (i) the date on which the Contract Defect Notice with respect thereto is received by Seller or (ii) if submitted to arbitration, the date on which Buyer becomes entitled to such refund under the final and binding written decision of the board of arbitrators.

         Section 6.2 Determination of Contract Defect Amounts. "Contract Defect Amount" shall mean, with respect to a Defect Interest, the amount by which the value of such Defect Interest is impaired as a result of the existence of one or more uncured and unwaived Contract Defects, which amount shall be determined as follows and subject to the following conditions:

         (a) If the Contract Defect results from the existence of a lien, encumbrance or other charge which is liquidated in amount, the Contract Defect Amount shall be an amount sufficient to discharge such lien, encumbrance or charge.

         (b) If the Contract Defect results from any matter not described in paragraph (a) above, the Contract Defect Amount shall be an amount equal to the difference between the value of the Defect Interest affected by such Contract Defect with such Contract Defect and the value of such Defect Interest without such Contract Defect (taking into account the Purchase Price for the Company and fairly allocating such Purchase Price among the Assets of the Company, it being agreed for purposes of this Agreement that the aggregate value of the Assets shall not exceed the Purchase Price); provided, however, that if such Contract Defect is reasonably susceptible of being cured, the Contract Defect Amount shall not be greater than the lesser of (i) the reasonable cost and expense of curing such Contract Defect or (ii) the share of such curative work cost and expense which is allocated to such Defect Interest pursuant to Section 6.2(d).

         (c) If a Contract Defect is not effective or does not affect a Defect Interest throughout the entire productive life of such Defect Interest, such fact shall be taken into account in determining the Contract Defect Amount.

         (d) The Contract Defect Amount with respect to a Defect Interest shall be determined without duplication of any costs or losses (i) included in another Contract Defect Amount hereunder, (ii) asserted by Buyer as an Environmental Value Reduction or a Casualty Price Reduction, or (iii) for which Buyer receives indemnity, reimbursement or payment from Seller on account of a Seller Uninsured Liability. To the extent that the cost to cure any Contract Defect will result in the curing of all or a part of one or more other Contract Defects, such cost of cure shall be allocated among the Defect Interests so affected on a fair and reasonable basis so that no duplication of such cost of cure will be included in the Contract Defect Amounts for such Defect Interests.

         (e) If the event or circumstance which results in the existence of a Contract Defect also results in an increase in the Company's rights, privileges, benefits and interests in a Major Contract, the Contract Defect Amount shall be reduced by the value of such increase in the Company's rights, privileges, benefits and interests.

         (f) If the Contract Defect Amount determined pursuant to the foregoing with respect to a Pre-Closing Defect Interest or a Post-Closing Defect Interest is less than US $10,000, then the Contract Defect Amount with respect to such Pre-Closing Defect Interest or Post-Closing Defect Interest shall be deemed zero.

         Section 6.3 Determination of Contract Defects. For purposes of asserting a Contract Defect pursuant to Section 6.1(a) during the Contract Examination Period, a Contract Interest shall be deemed to have a "Contract Defect" only if any one or more of the following statements in paragraphs (a),
(b), (c), (d) and (e) of this Section 6.3 is untrue with respect to such Contract Interest as of the Closing Date. For purposes of asserting a Contract Defect pursuant to Section 6.1(a) during the Title Survival Period, a Contract Interest shall be deemed to have a "Contract Defect" only if any one or more of the following statements in paragraphs (d) and (e) of this Section 6.3 is untrue with respect to such Contract Interest as of the Closing Date. Notwithstanding any other provisions of this Agreement to the contrary, the existence of a Permitted Encumbrance shall never constitute, give rise to, or be asserted as a Contract Defect. Furthermore, no Contract Defect shall be deemed to exist under paragraph (a) or paragraph (c) of this Section 6.3 by virtue of the unenforceability, non-effectiveness, invalidity or non-binding effect of any term or provision of a Major Contract if such unenforceability, non-effectiveness, invalidity or non-binding effect can be determined solely by an examination of the terms and provisions of such Major Contract and a knowledge of the Law in effect and applicable thereto on the date of this Agreement.

         (a) Such Contract Interest is in full force and effect and constitutes a valid and binding contractual right enforceable in accordance with its terms, subject to (x) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (y) general principles of equity, and (z) the power of a court to deny enforcement of remedies generally based upon public policy.

         (b) The Company is not in material breach of or material default under the Major Contract giving rise to such Contract Interest, and there does not exist under any provision of such Major Contract any event that, with the giving of notice or the lapse of time or both, would constitute such a breach or default by the Company.

         (c) The Company owns such Contract Interest, free and clear of all (i) overriding royalty interests, net profits interests, production payments and other similar burdens, (ii) liens, security interests, pledges and collateral assignments, (iii) Non-Permissible Preference Rights, and (iv) other encumbrances.

         (d) Except for any contractual obligations which are no longer in effect, the Company has not assigned or transferred, or contracted to assign or transfer, such Contract Interest or any interest therein.

         (e) The Contract Interests are free and clear of all (i) overriding royalty interests, net profits interests, production payments and other similar burdens, (ii) liens, security interests, pledges and collateral assignments,
(iii) Non-Permissible Preference Rights, and (iv) other encumbrances.

If a Contract Defect only affects a portion of a Contract Interest, then only that portion of the Contract Interest shall be deemed to have a Contract Defect as a result thereof. Notwithstanding any other provision in this Agreement to the contrary, any encumbrance, loss of title or defect resulting from the Company's conduct of its business in compliance with Sections 9.1 and 9.2 shall be deemed to be Permitted Encumbrances, shall not be asserted as Contract Defects, and shall not constitute Contract Defects.

         Section 6.4 No Duplication, Etc.. Notwithstanding anything herein provided to the contrary, if a Contract Defect results from any matter which could also result in the breach of any representation or warranty of Seller set forth in Section 4.1, then Buyer shall only be entitled to assert such matter as a Contract Defect pursuant to this Article 6 and shall be precluded from also asserting such matter as the basis of the breach of any such representation or warranty. Buyer's sole remedies with respect to or in any manner relating to the Company's title or lack thereof with respect to a Major Contract or a Contract Defect are set forth in this Article 6, and all other remedies of Buyer with respect to such matters are expressly hereby waived and released. To the extent that the Buyer receives a reduction in, or a refund of any portion of, the Purchase Price pursuant to this Article 6 on account of a Contract Defect for which the Company has a claim or cause of action against another Person, then, to the maximum extent permitted by Law, Seller shall be subrogated to the Company's rights, title and interests in such claim and cause of action and Buyer shall cause the Company to assign the Company's rights, title and interests in such claim and cause of action to Seller.

                                   ARTICLE 7
                             ENVIRONMENTAL MATTERS

         Section 7.1 Asbestos and NORM. Buyer acknowledges that the Assets may currently or have in the past contained asbestos or asbestos containing materials or naturally occurring radioactive materials ("NORM") and that special procedures may be required for the assessment, remediation, removal, abatement, transportation or disposal of such asbestos, asbestos containing materials and NORM. Notwithstanding anything contained in this Agreement to the contrary, Buyer agrees to accept full responsibility for and shall pay all costs, expenses and other Covered Liabilities associated with the assessment, remediation, removal, abatement, transportation and disposal of the asbestos, asbestos containing materials or NORM associated with the Assets, and shall not be entitled to claim the fact that the assessment, remediation, removal, abatement, transportation or disposal of the asbestos, asbestos containing materials or NORM is not complete or that additional cost will be required to complete the assessment, remediation, removal, abatement, transportation or disposal of the asbestos, asbestos containing materials or NORM as a failure of a condition to Closing, an Environmental Defect, a breach of Seller's representations and warranties or a breach of any of Seller's other obligations under this Agreement, and Buyer (on behalf of itself, its officers, agents, employees, Affiliates, successors and assigns) irrevocably waives such claims. In conducting the duties and obligations contained in this Section 7.1, Buyer shall comply with all Laws.

         Section 7.2 Environmental Review and Audit.

         (a) Environmental Access. For the period ending two Business Days prior to the Closing Date (the "Environmental Examination Period"), subject to the restrictions contained in this Agreement and any required consent or waiver of any third Person, Seller shall cause the Company (i) to permit Buyer and its representatives to have reasonable access at reasonable times in the Company's and Seller's offices, and in a manner so as not to interfere unduly with the business operations of the Company or Seller, to Seller's and the Company's environmental files and records possession relating to the Assets insofar as Seller and the Company may do so without waiving any attorney/client, work product or like privilege and (ii) to permit Buyer and the Environmental Consultant to have reasonable access to the Assets for the purpose of allowing Buyer and the Environmental Consultant to inspect and/or audit the Assets for any Environmental Defects (collectively, "Buyer's Environmental Review"), all at Buyer's sole risk, cost and expense. Buyer agrees to perform reasonable environmental due diligence with respect to the Company and the Assets during the Environmental Examination Period. Buyer expressly acknowledges and understands that the Assets have been utilized by the Company and others for the purposes of exploration, development and production of oil and gas, for related oilfield operations and possibly for the storage and disposal of waste materials or Hazardous Materials generated in association with oil and gas exploration and production activities, and that the Assets also contain buried pipelines, the locations of which may not now be known by Seller or the Company or readily apparent by a physical inspection of the Assets.

         (b) Conduct of Review. Prior to conducting Buyer's Environmental Review, Buyer shall furnish Seller with a proposed scope of Buyer's Environmental Review, including a description of the activities to be conducted and the locations of such activities. No third Person, other than the Environmental Consultant, may conduct Buyer's Environmental Review. Buyer shall not commence any activity proposed to be included in Buyer's Environmental Review unless and until such activity (including the location thereof) has been approved in writing by Seller, which approval shall not be unreasonably withheld. Seller shall have the right to be present during any inspection (including Buyer's Environmental Review) of the Assets and shall have the right, at its option and expense, to split samples with Buyer.

         (c) Buyer Responsibility for Review. In connection with Buyer's Environmental Review, Buyer agrees that Buyer, the Environmental Consultant and Buyer's employees, agents and contractors shall comply with all Laws and the Company's and any third party operator's safety procedures, and shall exercise due care with respect to the Assets and their condition, taking into consideration the characteristics of any wastes or substances found thereon, and in light of all relevant facts and circumstances. Specifically, but without limitation, when handling solid waste or hazardous substances, if any, discovered during the inspection of the Assets, Buyer, the Environmental Consultant and Buyer's employees, agents and contractors shall handle such waste or substances in accordance with all Laws. Any soil or water samples taken by Buyer from the Assets shall become the sole property and possession of Buyer and will be managed consistent with the applicable rules and regulations of any Governmental Authority having regulatory authority over such activities. Promptly after completing Buyer's Environmental Review, Buyer shall, at its sole cost and expense, repair any material damage to the Assets caused by Buyer's Environmental Review and restore the Assets to their previous condition, in accordance with good engineering practice, if materially changed due to Buyer's Environmental Review. Buyer shall maintain and shall cause its officers, employees, agents, representatives, contractors, consultants (including the Environmental Consultant) and advisors to maintain all information obtained by Buyer and the Environmental Consultant pursuant to the Buyer's Environmental Review as strictly confidential and shall not disclose same to any third Person, unless required by a Governmental Authority, without the prior written consent of Seller. Buyer shall provide Seller's counsel with copies of any reports prepared and analytical test results received by Buyer or the Environmental Consultant promptly following Buyer's or the Environmental Consultant's preparation or receipt of same. Buyer does hereby indemnify and hold harmless, release and agree to defend the Seller Indemnified Persons and the Company from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses and causes of action, including all Environmental Liabilities, arising out of any violation by Buyer or Buyer's officers, employees, agents, representatives, contractors, consultants (including the Environmental Consultant) and advisors of the provisions of this subsection or, to the extent arising from Buyer's or the Environmental Consultant's inspection or testing of the Assets, including claims for personal injuries, property damage and reasonable attorney's fees and expenses, REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY ON THE PART OF ANY SELLER INDEMNIFIED PERSON OR THE COMPANY AND REGARDLESS OF THE FORM OF CLAIM WHETHER AT COMMON OR CIVIL LAW, STRICT LIABILITY, NEGLIGENCE OR UNDER ANY STATUTE OR REGULATION.

         Section 7.3 Environmental Defects.

         (a) Buyer's Assertions of Environmental Defects. Prior to the expiration of the Environmental Examination Period, Buyer may notify Seller in writing of any matters which, in Buyer's reasonable opinion, constitute Environmental Defects. Buyer's written notice must set forth in reasonable detail (i) a specific description of each Asset (or portion thereof) that is affected by the alleged Environmental Defect, (ii) a description of the alleged Environmental Defect and the facts and circumstances giving rise thereto, including all evidence compiled by Buyer which supports the existence of such alleged Environmental Defect and supporting documents reasonably necessary for Seller (or an environmental consultant hired by Seller) to verify the existence, extent and nature of such asserted Environmental Defect, (iii) a calculation of the Environmental Value Reduction (itemized in reasonable detail) that Buyer asserts is attributable to such Environmental Defect, and
(iv) the manner by which such Environmental Value Reduction was determined, together with sufficient supporting detail to enable Seller to determine whether the asserted amount is an appropriate valuation and was determined in accordance with this Agreement. Buyer's calculation of any Environmental Value Reduction must identify all assumptions used by the Buyer in calculating the Environmental Value Reduction.

         (b) Purchase Price Adjustments for Environmental Defects. Without limiting or waiving Seller's right to then or thereafter dispute Buyer's compliance with Section 7.3(a), the existence of an Environmental Defect or the alleged Environmental Defect Amount, if Buyer timely notifies Seller in writing of an Environmental Defect as required by Section 7.3(a), then as Buyer's sole and exclusive remedy with respect to such Environmental Defect, Buyer shall be entitled to reduce the Purchase Price by the amount (the "Environmental Defect Amount"), if any, by which the Environmental Value Reduction with respect to the Environmental Conditions giving rise to such Environmental Defect exceeds that part, if any, of US $500,000.00 (the "Environmental Defect Deductible") which Seller elects to apply as an offset or deduction against such Environmental Value Reduction. It is expressly understood and agreed that the Environmental Defect Deductible represents an aggregate deductible for Environmental Defects which may be apportioned and applied by Seller as provided in this Section 7.3(b) rather than as a separate deductible for each individual Environmental Defect. The Environmental Defect Deductible shall be restored to the extent that any portion thereof is applied as a credit against an Environmental Defect Amount attributable to an Environmental Defect which, in accordance with the terms of this Agreement, is subsequently cured by Seller or determined or agreed not to constitute an Environmental Defect. If an asserted Environmental Defect Amount is subsequently determined or agreed, in accordance with this Agreement, to be a lesser amount, any portion of the Environmental Defect Deductible which was applied as a credit to the amount of such reduction shall be restored to the Environmental Defect Deductible.

         (c) Buyer's Obligation to Remediate. From and after the Closing, (1) the Company shall be deemed to have assumed responsibility for Remediation of each Environmental Defect asserted by Buyer pursuant to Section 7.3(a) for which Buyer receives a Purchase Price reduction, (2) such Environmental Defect shall be deemed to constitute a Company Liability and (3) Buyer hereby covenants and agrees to cause the Company to Remediate such Environmental Defect substantially in the manner described in Buyer's written notice given under Section 7.3(a) or in such other manner as may be required by applicable Governmental Authority. Upon reasonable advance notice to the Company, Seller shall have the right to audit all Remediation required by this Section 7.3(c) to confirm compliance by Buyer with this Agreement. Such audit shall be on terms and in a manner which is substantially similar to audit and inspection rights granted to Buyer under Section 7.2, mutatis mutandis.

                                   ARTICLE 8
                                 CASUALTY LOSS

         Section 8.1 No Termination. Subject to Seller's obligations under
Section 8.2, Seller does not assume any risk of loss with respect to any loss of, reduction in value of or damage to the Assets. If after the Effective Time and prior to the Closing, all or any part of the Assets should be damaged or destroyed by fire or other casualty, this Agreement shall remain in full force and effect notwithstanding any such damage or destruction, except as expressly provided in Article 11.

         Section 8.2 Casualty Proceeds. In the event of any damage to, or destruction of, all or any part of the Assets from the Effective Time until Closing, Seller shall either (a) at the Closing assign (or cause to be assigned) to the Company all of Seller's and its Affiliates' rights in any insurance proceeds, third party damage payments or other amounts paid or to be paid by reason of such damage or destruction, less any costs and expenses incurred by Seller or its Affiliates in collecting same, or (b) prior to Closing, use or have the Company apply such sums (less any costs and expenses incurred by Seller or its Affiliates in collecting same) to repair, restore or replace such damaged or destroyed Assets. In addition, Seller shall at Closing assign (or cause to be assigned) to the Company all of the right, title and interest of Seller and its Affiliates in and to any claims for destruction of or damage to the Assets, that they have against third parties (other than Seller or any of Seller's Affiliates) with respect to the event or circumstance causing such destruction or damage, less any costs and expenses previously incurred by Seller or its Affiliates in investigating, asserting or attempting to collect said claim. The Settlement Price shall be reduced by the Casualty Price Reduction, if any, attributable to casualty losses that are not fully covered by insurance. The reduction in value of any Asset as a result of a casualty causing damage to or destruction of such Asset shall take into account the Purchase Price for the Company and fairly allocate such Purchase Price among the Assets of the Company, it being agreed for purposes of this Agreement that the aggregate value of the Assets shall not exceed the Purchase Price. Notwithstanding anything to the contrary in this Section 8.2, neither Seller, the Company nor any other Affiliates of Seller shall be obligated to carry or maintain, nor shall they have any obligation or liability to Buyer for their failure to carry or maintain any insurance coverage with respect to any of the Assets, except as required by Section 9.1.

         Section 8.3 Risks of Other Losses. Except as otherwise expressly provided in this Agreement, Buyer shall assume all risks of loss with respect to the Company's ownership or operation of the Assets after the Effective Time, including without limitation, the following risks:

         (a) Operations. With respect to each Asset, Buyer shall assume all risk of loss with respect to any loss of value or change in the condition of the Asset, and all wells thereon, after the Effective Time, relating to the production of oil, gas and/or other hydrocarbons, including, without limitation normal depletion, water encroachment, coning, pressure depletion, formation changes, sand infiltration, paraffin or asphalt deposits, corrosion, scale, mechanical difficulties, collapsed or parted casing or tubing, and the breakage, damage, destruction or depreciation of pipelines, tanks, equipment and other personal property. The Company shall continue to bear its proportionate share of the risks allocated under any applicable joint operating agreements and assume its proportionate share of the risks that such operations may be unsuccessful, and Closing shall not be conditioned upon the success of any operations.

         (b) Market Conditions. With respect to each Asset, Buyer shall assume all risk of loss with respect to any change in market conditions affecting any Asset or production therefrom after the Effective Time, and this Agreement shall not be terminated or suspended, nor shall Closing be delayed, due to any such change in market conditions.

                                   ARTICLE 9
                         COVENANTS OF SELLER AND BUYER

         Section 9.1 Conduct of Business Pending Closing. Subject to Section
9.2 and the constraints and requirements of applicable operating agreements and other existing agreements, from the date hereof through the Closing, except as disclosed in SCHEDULE 9.1, or as otherwise consented to or approved by Buyer (which consent or approval shall not be unreasonably withheld or delayed), Seller covenants and agrees that:

         (a) Changes in Business. The Company shall not:

         (1) except as contemplated by Section 9.11, conduct its business in any manner other than in the ordinary course of business;

         (2) amend or otherwise modify, or assign or terminate any Major Contract or any Material Contract disclosed in SCHEDULE 4.1(n) on the date of this Agreement;

         (3) enter into any Material Contract that would be required to be disclosed in SCHEDULE 4.1(n);

         (4) except as contemplated by Article 2 and Section 9.11, declare or pay any dividends, or make any distributions, in respect of, or issue any of, its equity securities or securities convertible into its equity securities, or repurchase, redeem or otherwise acquire any such securities or make or propose to make any other change in its capitalization;

         (5) except as contemplated by Section 9.11, merge into or with or consolidate with any other corporation or acquire all or substantially all of the business or assets of any corporation or other Person;

         (6) except as contemplated by Section 9.11, (i) amend its certificate of incorporation or by-laws or similar organizational documents, or (ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock;

         (7) except as contemplated by Section 9.11, make any change in its articles of incorporation or by-laws;

         (8) purchase any securities of any corporation or other Person, except for investments made in the ordinary course of business and consistent with prior practices and except as contemplated by Section 9.11;

         (9) enter into any agreement of surety, guarantee or indemnification by the Company, other than indemnities pursuant to Major Contracts, oil field service contracts, maintenance service contracts and consulting contracts;

         (10) incur any indebtedness for borrowed money, other than intercompany accounts which will be settled in accordance with Section 2.2;

         (11) other than pursuant to the requirements of existing contracts or commitments, sell, lease or otherwise dispose of any of the Assets, except
     (i) Assets sold, leased or otherwise disposed of in the ordinary course of business and (ii) any item of personal property or equipment which is surplus or not operational or has a value of less than US $10,000;

         (12) except as contemplated by Article 2 and Section 9.11, take any action or enter into any commitment with respect to or in contemplation of any liquidation, dissolution, recapitalization, reorganization or other winding up of its business or operations;

         (13) enter into any settlement of any pending or threatened Action, unless the settlement involves the payment of money damages by the Company of not more than US $10,000, in the aggregate, and does not impose an injunction or similar equitable relief upon the Company or materially impair the Company's defense of any other Action then pending or threatened against the Company of which the Company has knowledge;

         (14) make, institute, or introduce any method of purchase, sale, lease, billings or operations that are inconsistent with past practices;

         (15) except as contemplated by Section 9.11, change its accounting policies or practices (including any change in depreciation or amortization policies), except as required under GAAP, make or change an election relating to Taxes, adopt or change an accounting method related to Taxes, unless required by GAAP, enter into any closing agreement related to Taxes, settle any claim or assessment to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the stature of limitations for any such claim or assessment;

         (16) (i) enter into any employment agreement not terminable at will upon no more than 30 days prior notice or (ii) make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants (other than normal recurring increases in the ordinary course of business of wages payable to employees who are not officers or directors of the Company) or to Persons providing management services, or enter into or amend any employment, severance, consulting, termination or other agreement with, or employee benefit plan for, or make any loan or advance to, any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise;

         (17) create or change any Employee Plan in any manner, except as required by Law; or

         (18) pay, discharge or satisfy any material liabilities of the Company, other than (i) in the ordinary course of business and (ii) either consistent with past practice or paid, discharged or satisfied under a Major Contract or a contract existing at the date of this Agreement.

         (b) Encumbrances. The Company shall not create any lease, license, mortgage, pledge, encumbrance or create a lien or security interest on any Assets, except to the extent (i) required or permitted incident to the exploration, operation or development of the Assets and the business of the Company pursuant to this Section 9.1, (ii) required or evidenced by the Major

Contracts, or (iii) required or evidenced by any contract or agreement required to be disclosed pursuant to Section 4.1(n).

         (c) Operation of Assets. The Company shall:

         (1) cause the Assets to be maintained and operated in the ordinary course of business in accordance with the Company's past practices (including the repair or replacement of damaged, destroyed, obsolete, depreciated, non-working or non-economical items of equipment or other personal property without regard to the limitation of Section 9.1(c)(4) below), maintain insurance now in force and naming the Company as a beneficiary, and pay or cause to be paid all costs and expenses in connection therewith promptly when due;

         (2) maintain and keep the Assets in full force and effect, except for items not approved by Buyer as provided for herein; and

         (3) use the Company's reasonable best efforts to maintain its relationships with suppliers, customers and others having material business relations with the Company so that they will be preserved for Buyer on and after the Closing Date; and

         (4) except as set forth on SCHEDULE 9.1(c)(4), not commit to participate in any reworking, deepening, drilling, completion, recompletion, equipping or other operation to the extent that the projected cost of such operation (net to the Company's interest and without consideration of any cost overruns) exceeds US $100,000, in the aggregate, without the advance written consent of Buyer; provided, however, that Seller shall have the right to conduct, at its sole election and discretion, any operation (i) listed on SCHEDULE 9.1(c)(4), (ii) required by Law, (iii) required under a Major Contract or a binding Material Contract disclosed on SCHEDULE 4.1(n), (iv) for which the reasonably projected cost (net to the Company's interest and without consideration of any cost overruns) is US $100,000 or less, or (v) that is required to avoid the forfeiture of any Shared Risk Contract or any acreage under a Shared Risk Contract.

         (d) Contracts and Agreements. The Company shall not:

         (1) grant or create any Preference Right or Transfer Requirement with respect to the Assets except (i) in connection with the performance by the Company of an obligation or agreement existing on the date hereof or pursuant to this Agreement or (ii) in connection with the acquisition of Assets after the Effective Time if granting or creating such Preference Right or Transfer Requirement is a condition of such acquisition;

         (2) enter into any oil, gas or other hydrocarbon sales, exchange, processing or transportation contract with respect to the Assets having a term in excess of one year which is not terminable without penalty on notice of ninety (90) days or less; or

         (3) voluntarily relinquish the Company's position as operator or right to become operator with respect to any of the Assets.

         Section 9.2 Qualifications on Conduct.

         (a) Emergencies; Legal Requirements. Seller or the Company may take (or not take, as the case may be) any of the actions mentioned in this Article 9 to the extent reasonably necessary under emergency circumstances (or if required or prohibited, as the case may be, pursuant to Law) and provided Buyer is notified as soon thereafter as practicable.

         (b) Non-Operated Properties. If the Company is not the operator of a particular portion of the Assets, the obligations of the Company in Section 9.1 above with respect to such portion of the Assets, which have reference to operations or activities that pursuant to existing contracts are carried out or performed by the operator, shall be construed to require only that the Company use its reasonable best efforts (without being obligated to incur any expense or institute any cause of action) to cause the operator of such portion of the Assets to take such actions or render such performance within the constraints of the applicable operating agreements and other applicable agreements.

         (c) Certain Operations. The Company agrees to approve the Block XX West budget for year 2000, including the drilling, completion and equipping of the Itau X2 well. Should the Company not wish to participate in any other reworking, deepening, drilling, completion, equipping or other operation on or with respect to any well or other operation with respect to the Contract Interests which may otherwise be required by Section 9.1, the Company shall give Buyer written notice thereof promptly after the Company receives notice of such proposed operation from the operator of such property. The Company shall not be obligated to elect to participate in any such operation in which the Company does not wish to participate unless the Company receives from Buyer, within a reasonable time prior to the date when such election is required to be made by the Company, (i) the written election and agreement of Buyer (1) to require the Company to take such action and (2) to pay all costs and expenses of the Company with respect to such operation and (ii) the funds necessary for such operation as contained in the applicable authorization for expenditure therefor or estimated by the Company. If Buyer advances any funds pursuant to this Section 9.2(c) with respect to a particular portion of the Assets, Closing does not occur (other than as a result of default by Buyer), and such funds are not reimbursed to Buyer within thirty (30) days after the termination of this Agreement, then with respect to such particular portion of the Assets, Buyer shall be entitled to receive the penalty, if any, that the Company, as nonconsenting party, would have suffered under the applicable operating or other agreement with respect to such operations as if Buyer were a consenting party thereunder; in each case, subject to and after deduction of any damages or other relief to which the Company may be entitled with respect to any breach by Buyer of this Agreement. If Buyer advances any funds pursuant to this Section 9.2(c), Closing does not occur as a result of default by Buyer, then neither the Company nor Seller shall be obligated to repay or refund such funds to Buyer.

         Section 9.3 Public Announcements. Prior to the Closing Date, without the prior written approval of the other party hereto, which approval shall not be unreasonably withheld, no party hereto will issue, or permit any agent or Affiliate of it to issue, any press releases or otherwise make, or cause any agent or Affiliate of it to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except where such release or statement is deemed in good faith by the releasing party to be required by Law or under the rules and regulations of any public stock exchange on which the shares of such party or any of its Affiliates are listed. In each case to which such exception applies, the releasing party will use its reasonable best efforts to provide a copy of such release or statement to the other party prior to releasing or making the same.

         Section 9.4 Actions and Efforts by Parties. Without limiting the respective warranties, representations, covenants and agreements of the parties contained herein, each of the parties agrees to use its reasonable efforts to satisfy the conditions to Closing set forth in Article 11 and to refrain from taking any action within its control which would cause a breach of a representation or warranty set forth herein. Without limiting the respective warranties, representations, covenants and agreements of the parties contained herein, each of the parties agrees to use its reasonable best efforts (and to cause its Affiliates to use their reasonable best efforts) to refrain from taking any action within its control which would cause a breach of any of its representations and warranties contained in Article 4 or which would prevent it from delivering to the other party the certificate which it is required to deliver pursuant to Section 11.1(b) or 11.2(b), as the case may be. Seller agrees to cooperate with Buyer before the Closing Date, and for 120 days thereafter, in arranging meetings between Buyer and YPFB, Bolivian governmental bodies, and any Persons which purchase hydrocarbons from the Contract Interests, in each case as Buyer shall reasonably request concerning the transactions contemplated by this Agreement, however, any additional travel or other out of pocket costs incurred by Seller in connection therewith following the Closing shall be borne by Buyer. To the extent any consent or authorization from any Bolivian Governmental Authority is required to be obtained by either party in order for such party to perform its obligations hereunder, the parties agree to assist and cooperate with each other in obtaining such consents or authorizations, however, any additional travel or other out of pocket costs incurred by Seller in connection therewith following the Closing shall be borne by Buyer.

         Section 9.5 Further Assurances. Seller and Buyer each agrees that from time to time after the Closing Date, each of them will execute and deliver or cause their respective Affiliates (including the Company) to execute and deliver such further instruments, and take (or cause their respective Affiliates, including the Company, to take) such other action, as may be necessary to carry out the purposes and intents of this Agreement.

         Section 9.6 Records. Buyer agrees to maintain (or cause the Company to maintain) the Company Records until the fifth anniversary of the Closing Date (or for such longer period of time as Seller shall advise Buyer (or the Company) in writing is necessary in order to have Company Records available with respect to open years for tax audit purposes), or, if any of the Company Records pertain to any claim or dispute pending on the fifth anniversary of the Closing Date, Buyer shall maintain any of the Company Records designated by Seller until such claim or dispute is finally resolved and the time for all appeals has been exhausted. Buyer shall provide (or cause the Company to provide) Seller and its representatives reasonable access to and the right to copy the Company Records for the purposes of (i) preparing and delivering any accounting provided for under this Agreement and adjusting, prorating and settling the charges and credits provided for in this Agreement, (ii) complying with any Law affecting Seller's interest in the Company Shares or the Company's interest in the Assets prior to the Closing Date, (iii) preparing any audit of the books and records of any third party relating to Seller's interest in the Company Shares or the Company's interest in the Assets prior to the Closing Date, or responding to any audit prepared by such third parties, (iv) preparing Tax returns, (v) responding to or disputing any Tax audit or (vi) asserting, defending or otherwise dealing with any claim or dispute under this Agreement or with respect to the Company or the Assets. During the period set forth in this Section 9.6, none of Buyer, the Company or any of their Affiliates shall destroy any Company Records without giving Seller sixty (60) days' advance written notice thereof and the opportunity, at Seller's expense, to obtain such Company Records prior to their destruction.

         Section 9.7 Maintenance of Indemnification Provisions. In addition to and without limiting the Company's and Buyer's respective obligations under Articles 14 and 15, from and after the Closing Date, the Company shall indemnify and hold harmless each present and former director and officer of the Company as to all claims, actions, suits, proceedings, or investigations arising out of or pertaining to matters existing or occurring at or prior to the Closing Date arising out of actions, failures to act or damages that occurred in Bolivia, REGARDLESS OF ANY NEGLIGENCE OR STRICT LIABILITY ON THE PART OF SUCH DIRECTOR OR OFFICER AND REGARDLESS OF THE FORM OF CLAIM WHETHER AT COMMON OR CIVIL LAW, STRICT LIABILITY, NEGLIGENCE OR UNDER ANY STATUTE OR REGULATION, all as and to the extent provided in the Company's certificate of incorporation and bylaws (or similar governing documents) as in effect on the date hereof (to the extent consistent with Law), which provisions shall survive the Closing Date and shall continue in full force and effect for a period of not less than five years from the Closing Date with respect only to the officers and directors of the Company as of and prior to the Closing; the Company will not amend those provisions for such period to the extent such amendment would affect the Company's indemnity obligations under this Section
9.7 with respect to the period at or prior to the Closing Date; and the Company shall advance expenses to each person indemnified hereunder to the fullest extent permitted by Law. If any claim or claims are asserted or made as to matters subject to the foregoing indemnity provisions within such five year period, all rights to indemnification in respect of any such claim or claims shall continue until the disposition thereof. Buyer shall take all steps necessary to assure the Company's compliance with the foregoing covenants. This
Section 9.7 shall not prevent the dissolution, merger or reorganization of the Company provided the indemnification obligations in this Section 9.7 are carried forward to the Company's successor by merger or reorganization or are adequately provided for in the event of a dissolution.

         Section 9.8 No Other Solicitations. Seller will not solicit or entertain any other offers to acquire an interest in the Company, and will vigorously oppose, in consultation with Buyer, any effort by a third party to preempt Buyer's rights hereunder. Seller (a) does not believe that the structure of the transaction contemplated by this Agreement triggers any preferential, preemptive or other rights in the Contract Interests and (b) hereby covenants that neither Seller nor its officers, agents or representatives will solicit, encourage, or entertain any inquiries or assertions from any third-party in such regard, will immediately contact Buyer of any such occurrence, and will vigorously oppose the same.

         Section 9.9 Company Name; Removal of Logos, etc. Seller hereby agrees that the Company and its successors may continue to use "Tesoro Bolivia Petroleum Company" as its corporate or company name during the period of the corporate or company existence of the Company and its successors, but only so long as the Company or a successor to the Company continues to use "Tesoro Bolivia Petroleum Company" as its corporate or company name without interruption of more than 90 days. Following the Closing, except as provided in the preceding sentence, neither Buyer nor the Company will be entitled to use
(a) the name "Tesoro" or any variations and derivations thereof (including any logo, trademark or design containing such name) or (b) any logo, service mark, trade name or trademark which constitutes an Excluded Asset. Accordingly, promptly following the Closing, Buyer shall cause the destruction, disposal or replacement of stationery, business cards and similar items so to avoid the use of such Excluded Assets, other than as expressly permitted by this Section 9.9. In addition, as soon as reasonably practicable, but in any event within four months following the Closing, Buyer shall cause the Company to remove or paint over, as appropriate, any logo, service mark, trade name or trademark which constitutes an Excluded Asset and is on any of the Assets.

         Section 9.10 Compliance with Anti-Bribery Laws. While under prior management and in relation to activities prior to the enactment of the FCPA, Seller entered into the Consent Order which remains in effect. Seller represents and warrants to Buyer that Seller has complied with the Consent Order with respect to the Company, the Company's business and the Assets, but otherwise makes no warranties, representations or covenants with respect to any actions or matters of the kind or type described below in this Section occurring prior to the Consent Order. Subject to the foregoing, and insofar as related to the Company, the Company's business, the Assets, this Agreement or any actions taken pursuant to or in performance of this Agreement, each party hereby represents, warrants and covenants to the other party that neither it (or its Affiliates) nor any of its (or any of its Affiliate's) officers, directors or employees have made or will make, nor will any agent, advisor or consultant of it be directed or authorized to make, directly or indirectly, in violation of the FCPA (or, in the case of Buyer and to the extent Buyer is not subject to the FCPA, in violation of the terms of the OECD Convention or in a manner which would cause Seller or its Affiliates to incur any liability or penalty under the FCPA) any offer, payment, promise to pay, or authorization of any of the foregoing, of money or anything of value to:

         (a) any foreign official for purposes of:

             (1) (i) influencing any act or decision of such foreign official in his official capacity, (ii) inducing such foreign official to do or omit to do any act in violation of the lawful duty of such official, or (iii) securing any improper advantage; or

             (2) inducing such foreign official to use his influence with a foreign government or instrumentality thereof, to affect or influence any act or decision of such government or instrumentality,

             in order to assist such party or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any Person;

         (b) any foreign political party or official thereof or any candidate for foreign political office for purposes of:

             (1) (i) influencing any act or decision of such party, official, or candidate in its or his official capacity, (ii) inducing such party, official, or candidate to do or omit to do any act in violation of the lawful duty of such party, official, or candidate, or (iii) securing any improper advantage; or

             (2) inducing such party, official, or candidate to use its or his influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality,

             in order to assist such party or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any Person; or

         (c) any person, while knowing that all or a portion of such money or thing of value will be offered, given or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, for purposes of:

             (1) (i) influencing any act or decision of such foreign official, political party, party official, or candidate in his or its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such foreign official, political party, party official, or candidate; or
                 (iii) securing any improper advantage; or

             (2) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality, in order to assist such party or any of its Affiliates in obtaining or retaining business for or with, or directing business to, any Person.

Subject to the foregoing, Seller hereby represents and warrants to Buyer that the Company has not established or maintained, in violation of the FCPA, any fund or asset which has not been recorded in the books of the Company. The above representations, warranties and covenants shall not apply to any facilitating or expediting payment to a foreign official, political party, or party official the purpose of which is to expedite or secure the performance of a "routine governmental action", as that term is defined in the FCPA. The term "routine governmental action" does not include any decision by a foreign official whether, or on what terms, to award new business to or to continue business with a particular party, or any action taken by a foreign official involved in the decision-making process to encourage a decision to award new business to or continue business with a particular party. All other terms or words used above in this Section which are defined, explained or construed in the FCPA shall have the same meaning as in the FCPA, notwithstanding that any such term may be defined differently in this Agreement.

         Section 9.11 Reorganization of the Company. On or before the Closing, Seller, at Seller's sole cost, shall cause (a) the Company to be reorganized (by merger, conversion and continuation, or other appropriate means) as a corporation under the laws of the Cayman Islands ("NewCo") and (b) the reorganization of the Company to be accomplished in a manner that (i) results in all issued and outstanding Company Shares being (or continuing to be) held of record and beneficially owned by Seller and (ii) causes NewCo to retain or succeed to all properties, assets, liabilities and obligations of the Company prior to such reorganization (other than certain assets excluded under the terms of this Agreement); provided, however, that Buyer, at Buyer's cost, shall be responsible for any necessary qualifications, registrations and filings with Bolivian Governmental Authorities after Closing which are required as a result of the change in the jurisdiction of organization of the Company from Texas to the Cayman Islands. Buyer hereby directs that the Company (or Seller on behalf of the Company) file prior to Closing Form 8832 with the U.S. Internal Revenue Service electing for NewCo to be classified as a corporation for U.S. tax purposes under Treas. Reg. 301.7701-3. Seller agrees to cause Form 8832 to be filed on behalf of NewCo as so directed, however, Seller makes no representation or warranty as the effect or effectiveness of such filing. The name of NewCo shall be "Tesoro Bolivia Petroleum Company" or such other name as may be agreed by Seller and Buyer. All Taxes, if any, incurred by the Company arising out of or in connection with said reorganization transaction shall be paid and borne solely by Seller, however, the Company and Seller, as appropriate and permitted by applicable law, may use and receive the benefit of any Tax losses and credits of the Company with respect to such Taxes. Unless the context requires otherwise, all references herein to the "Company" shall refer to the Company following its reorganization. NewCo shall have organizational documents substantially identical to those attached hereto as EXHIBIT

9.11. NewCo shall have the capital structure and initial capitalization described in SCHEDULE 9.11. The 40,000 initially issued and outstanding shares of the common stock of NewCo shall be evidenced by a duly completed certificate issued in the name of Seller.

                                   ARTICLE 10
                            TAX AND EMPLOYEE MATTERS

         Section 10.1 Tax Matters.

         (a) Tax Return Filing. Seller shall include the Company in its consolidated federal income Tax return, and in those state, local and foreign income or franchise Tax returns that are filed on a consolidated, combined or unitary basis, for its Tax period that includes the Closing Date or to the extent required by Law file separate Tax returns for the Company covering all Tax periods which end on or before the Closing Date. Such Tax returns shall include (i) the income and gains, if any, resulting from the reorganization of the Company described in Section 9.11 hereof, and (ii) all other items of income, gain, loss, deduction and credit of the Company for the period up to and including the Closing Date; provided, however, that such Tax returns shall not include any income, gain, loss, deduction or credit of the Company arising as a result of actions of Buyer or the Company taken after the Closing. Seller shall cause the Company to properly file all foreign, state and local Tax returns required to be filed by the Company for all taxable periods or portions thereof which are due on or before the Closing Date and which are not described in the preceding sentence, and to pay all Taxes due with respect to such Tax returns. After the Closing Date, the Buyer shall cause the Company to properly file all foreign, state and local Tax returns required to be filed by the Company for all Taxable periods or portions thereof which include the Closing Date and which are not described in the preceding sentence, and to pay all Taxes due with respect to such Tax returns. The Seller shall cause all existing Tax sharing agreements or arrangements disclosed on SCHEDULE 10.1(a) to be terminated as of the Closing Date, but after payment by the Company of its obligation for Taxes and after receipt by the Company of any amounts due it under such Tax sharing agreements with respect to the pre-Closing period. Except as otherwise provided in the preceding sentence, after the Closing Date, the Company shall not have any further rights or obligations under any such agreements.

         (b) Consistent Tax Treatment. Seller and Buyer hereby agree and acknowledge that the transactions set forth in this Agreement are intended to be treated for Bolivian Tax purposes as a sale of the shares of Company and further agree to consistently report (or cause the Company to report) such transaction as a sale of the shares of Company for all such Bolivian purposes. Until specifically required to do otherwise by Bolivian Tax authorities, Buyer further agrees to calculate (or cause Company to calculate) all Bolivian Tax liabilities and to prepare (or cause Company to prepare) all Bolivian Tax returns, reports or computations based upon the following principles:

         (1) the tax basis of all assets associated with the Contract Interests will be unaffected by the transactions set forth in this Agreement; and

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


         (2) the amount of consideration paid to Seller pursuant to this Agreement will not affect the basis of any asset associated with the Contract Interests.

         (c) Exclusive Provision for Taxes. In the event of a conflict between the provisions of this Section 10.1 and any other provisions of this Agreement, the provisions of this Section 10.1 shall control.

         Section 10.2 Employee Matters.

         (a) "National Employee" means an employee employed directly by the Company who is paid on the local national employee payroll immediately prior to the Closing. A list of the names and positions of all National Employees as of the date of this Agreement who are expected to continue in such assignments up to the Closing is provided in SCHEDULE 10.2(a). At the Closing, Seller shall deliver to Buyer a revised list updating such information as of the Closing Date. All National Employees employed by the Company immediately prior to the Closing shall continue to be National Employees immediately after the Closing. At the Company's sole risk, cost and expense, the Company, at its discretion and subject to applicable Bolivian Law, may discharge, reassign, demote, promote or take any other action with respect to employment matters relating to a National Employee after Closing.

         (b) "Expatriate Employee" means a U.S. citizen or Person of another nationality who is paid on a U.S. dollar payroll of Seller, the Company or another Affiliate of Seller, who performs work in Bolivia for the Company, and who (i) resides in Bolivia, or (ii) is on a rotational status traveling on a specified schedule to and from Bolivia or (iii) is on temporary assignment in Bolivia for the Company and in each case who continues in such assignment immediately prior to the Closing. A complete list of the names and positions of the Expatriate Employees as of the date of this Agreement who are expected to continue in such assignments up to the Closing is provided in SCHEDULE 10.2(b). At the Closing, Seller shall deliver to Buyer a revised list updating such information as of the Closing Date. All Expatriate Employees employed by the Company prior to the Closing shall cease to be employees of the Company at or prior to the time of Closing, unless such Expatriate Employee, with the mutual consent of Seller and Buyer, elects to become a National Employee and continue his or her employment with the Company.

                                   ARTICLE 11
                               CLOSING CONDITIONS

         Section 11.1 Seller's Closing Conditions. The obligation of Seller to proceed with the Closing contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date of all of the following conditions:

         (a) Representations, Warranties and Covenants. The (i) representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects (and in all respects, in the case of representations and warranties which are qualified by materiality or by the requirement of a material adverse effect) on and as of the Closing Date as though made as of the Closing Date, and (ii) covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects (and in all respects, in the case of covenants and agreements which are qualified by materiality).

         (b) Officer's Certificate. Seller shall have received a certificate dated as of the Closing Date, executed on behalf of Buyer by a duly authorized officer of Buyer, to the effect that the conditions set forth in subsection (a) of this Section 11.1 have been satisfied.

         (c) Closing Documents. On or prior to the Closing Date, Buyer shall have delivered, or be standing ready to deliver (or cause to be delivered) at Closing, all agreements, instruments and other documents that Buyer is required to deliver or cause to be delivered pursuant to Section 12.3.

         (d) No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from Seller or any Affiliate of Seller resulting therefrom, excluding the Action, motion or request against the Company referenced as item (4) in Schedule 4.1(j) unless (1) a court order or judgment has been entered with respect thereto which enjoins, restrains or otherwise prevents (or seeks to enjoin, restrain or prevent) any performance or action which is necessary to the consummation of the Closing on the part of Seller and (2) such order or judgment has not been rescinded or overturned by the court which issued the same or overturned or reversed on appeal, in each case in a manner which is final and no longer subject to appeal.

         (e) Opinion of Counsel. Buyer shall have delivered to Seller the written opinion, dated as of the Closing Date, of legal counsel to Buyer, substantially in the form attached hereto as EXHIBIT 11.1(e).

         (f) Adjustments. The sum of:

         (1) the aggregate reductions in the Purchase Price on account of (i) Contract Defect Amounts and Environmental Defect Amounts and (ii) Casualty Price Reductions pursuant to Section 8.2, plus

         (2) the aggregate amount of Contract Defect Amounts, Environmental Defect Amounts and Casualty Price Reductions claimed by Buyer with respect to unresolved Deferred Adjustment Claims as of the Closing Date,

shall not exceed an amount equal to 10% of the Purchase Price.

         (g) No Existing Order. No order or judgment shall have been entered by a Bolivian court which enjoins, restrains or otherwise prevents (or seeks to enjoin, restrain or prevent) either (i) the

Company from modifying, altering or changing the documentation relating to the corporate or administrative structure of the Company or (ii) the SENAREC (Registry of Corporations) in Bolivia from authorizing modifications, alterations or changes to the documentation relating to the corporate or administrative structure of the Company, except for any such order or judgment which has been rescinded or overturned by the court which issued the same or overturned or reversed on appeal, in each case in a manner which is final and no longer subject to appeal.

         Section 11.2 Buyer's Closing Conditions. The obligation of Buyer to proceed with the Closing contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions:

         (a) Representations, Warranties and Covenants. The (i) representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects (and in all respects, in the case of representations and warranties which are qualified by materiality or by the requirement of a Material Adverse Effect) on and as of the Closing Date as though made as of the Closing Date, except for any necessary qualifications, registrations and filings with Bolivian Governmental Authorities which are required as a result of the change in the jurisdiction of organization of the Company from Texas to the Cayman Islands, and (ii) covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects (and in all respects, in the case of covenants and agreements which are qualified by materiality).

         (b) Officer's Certificate. Buyer shall have received a certificate dated as of the Closing Date, executed on behalf of Seller by a duly authorized officer of the Seller, to the effect that the conditions set forth in subsection (a) of this Section 11.2 have been satisfied.

         (c) Closing Documents. On or prior to the Closing Date, Seller shall have delivered, or be standing ready to deliver (or cause to be delivered) at the Closing, all agreements, instruments and documents that Seller is required to deliver or cause to be delivered pursuant to Section 12.2.

         (d) No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer or any of its Affiliates) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from Buyer or any Affiliate of Buyer resulting therefrom.

         (e) Opinion of Counsel. Seller shall have delivered to Buyer the written opinion, dated as of the Closing Date, of legal counsel to Seller, substantially in the form attached hereto as EXHIBIT 11.2(e).

         (f) Adjustments. The sum of:

         (1) the aggregate reductions in the Purchase Price on account of (i) Contract Defect Amounts and Environmental Defect Amounts and (ii) Casualty Price Reductions pursuant to Section 8.2, plus

         (2) the aggregate amount of Contract Defect Amounts, Environmental Defect Amounts and Casualty Price Reductions claimed by Buyer with respect to unresolved Deferred Adjustment Claims as of the Closing Date,

shall not exceed an amount equal to 10% of the Purchase Price.

         (g) No Existing Order. No order or judgment shall have been entered by a Bolivian court which enjoins, restrains or otherwise prevents (or seeks to enjoin, restrain or prevent) either (i) the Company from modifying, altering or changing the documentation relating to the corporate or administrative structure of the Company or (ii) the SENAREC (Registry of Corporations) in Bolivia from authorizing modifications, alterations or changes to the documentation relating to the corporate or administrative structure of the Company, except for any such order or judgment which has been rescinded or overturned by the court which issued the same or overturned or reversed on appeal, in each case in a manner which is final and no longer subject to appeal.

         Section 11.3 Deferred Claims and Disputes. In the event that Buyer and Seller have not agreed on or prior to the Closing Date upon (i) the existence or amount of one or more Contract Defects, Contract Defect Amounts, or one or more adjustments, credits or offsets claimed by Buyer or Seller pursuant to and in accordance with the requirements of Article 6 or (ii) the existence or amount of one or more Environmental Defects, any Remediation, Environmental Value Reduction or plan therefor, or one or more adjustments, credits or offsets claimed by Buyer or Seller pursuant to Article 7 or (iii) the existence or amount of any Casualty Price Reduction pursuant to Section 8.2, any such dispute or claim (a "Deferred Adjustment Claim") shall be settled pursuant to this Section 11.3 and, except as provided in Section 11.1(f) and 11.2(f), shall not prevent or delay Closing. In no event shall any Contract Defect Amount, Environmental Defect Amount or Environmental Value Reduction asserted by Buyer as a Deferred Adjustment Claim exceed the amount asserted by Buyer therefor prior to the end of the Contract Examination Period in accordance with Section
6.1 or the Environmental Examination Period in accordance with Section 7.3, as applicable. With respect to each potential Deferred Adjustment Claim, Buyer and Seller shall deliver to the other a written notice describing each such potential Deferred Adjustment Claim, the amount in dispute and a statement setting forth the facts and circumstances that support such party's position with respect to such Deferred Adjustment Claim. At Closing, the Purchase Price shall not be adjusted on account of, and, except as provided in Section 11.1(f) and 11.2(f), no effect shall be given to, the Deferred Adjustment Claim. On or prior to the thirtieth (30th) consecutive calendar day following the Closing Date (the "Deferred Matters Date"), the Seller and Buyer shall attempt in good faith to reach agreement on the Deferred Adjustment Claims and, ultimately, to resolve by written agreement all disputes regarding the Deferred Adjustment Claims. Any Deferred Adjustment Claims which are not so resolved on or before the Deferred Matters Date may be submitted by either party to final and binding arbitration in accordance with the Arbitration Procedures; provided, however, that the Seller may elect at any time to resolve all disputes relating to the Deferred Adjustment Claims by the payment to Buyer of the amount by which the Purchase Price would have been reduced at Closing on account of the Contract Defects or Environmental Defects which constitute Deferred Adjustment Claims if same did not constitute Deferred Adjustment Claims, together with interest thereon from the Closing Date to the date of such payment at the Agreed Rate. The amount of any reduction in the Purchase Price to which Buyer becomes entitled under the final and binding written decision of the board of arbitrators shall be promptly refunded by Seller to Buyer, together with interest thereon from the Closing Date to the date of payment at the Agreed Rate.

         Section 11.4 Deferred Adjustment Claims Extension. Notwithstanding
Section 11.2(f), if Buyer elects not to proceed with the Closing as a result of the non-satisfaction of the condition set forth in Section 11.2(f) and such condition would have been satisfied but for the amount of Environmental Defect Amounts, Contract Defect Amounts and Casualty Price Reduction claimed by Buyer with respect to unresolved Deferred Adjustment Claims, Seller may elect to delay the Closing Date and Closing until the tenth Business Day following the date when a sufficient amount of such Deferred Adjustment Claims have been resolved pursuant to Section 11.3 to determine that the condition set forth in
Section 11.2(f) has been satisfied or has not been satisfied. A Deferred Adjustment Claim will be deemed resolved pursuant to Section 11.3 when a final and binding written decision of the board of arbitrators is made with respect thereto in accordance with the Arbitration Procedures.

                                   ARTICLE 12
                                    CLOSING

         Section 12.1 Closing. The Closing shall be held on the Closing Date at 10:00 a.m., local time, at the office of BG do Brasil Ltda. at Rua Laura Muller 116, Office 3202, Torre Rio Sul, Rio de Janeiro, Brazil, or at such other time or place as Seller and Buyer may otherwise agree in writing.

         Section 12.2 Seller's Closing Obligations. At Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the following:

         (a) The share certificates representing all Company Shares, endorsed in blank or accompanied by duly executed assignment documents, or such other transfer procedure which is mutually acceptable to Buyer and Seller;

         (b) The officer's certificate of Seller referred to in Section 11.2(b), with such exceptions thereto which are scheduled in such certificate with respect to matters discovered, occurring or arising after the date of this Agreement as may be necessary to make the statements contained therein true and correct;

         (c) The legal opinion referred to in Section 11.2(e);

         (d) Resignations or terminations of the officers, directors and attorneys-in-fact of the Company from their status as officers, directors or attorneys-in-fact effective as of the Closing that are requested by Buyer at least four days prior to the Closing Date;

         (e) A non-foreign affidavit, as such affidavit is referred to in
Section 1445(b)(2) of the Internal Revenue Code of 1986 (as amended), in form attached hereto as EXHIBIT 12.2(e), dated as of the Closing Date; and

         (f) Any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by Seller to Buyer at the Closing.

         Section 12.3 Buyer's Closing Obligations. At Closing, Buyer shall (i) deliver, or cause to be delivered, the Closing Payment to Seller in immediately available funds to the bank account as provided in Section 3.3 and (ii) execute and deliver, or cause to be executed and delivered, to Seller the following:

         (a) The officer's certificate of Buyer referred to in Section 11.1(b), with such exceptions thereto which are scheduled in such certificate with respect to matters discovered, occurring or arising after the date of this Agreement as may be necessary to make the statements contained therein true and correct;

         (b) The legal opinion referred to in Section 11.1(e);

         (c) Written evidence satisfactory to Seller that a substitute letter of credit has been provided by Buyer to Total Exploration Production Bolivie to fully replace and release the existing letter of credit in the amount of US $2,003,750 issued by Banque Paribas in favor of Total Exploration Production Bolivie in connection with the Bereti Block Property;

         (d) The Assumption Agreement executed by an officer of the Company, in the form attached hereto as EXHIBIT 12.3(d); and

         (e) Any other agreements, instruments and documents which are required by other terms of this Agreement to be executed and/or delivered by Buyer to Seller at the Closing.

                                   ARTICLE 13
                               EFFECT OF CLOSING

         Section 13.1 Survival. Except as provided in this Section 13.1, no representations, warranties, covenants and agreements made herein shall survive the Closing. Each representation, warranty, covenant and agreement made herein shall terminate and cease to be of further force and effect as of the Closing or such later date after Closing as is expressly stipulated in this Section
13.1 for the
survival thereof. Neither the officer's certificate of Buyer referred to in
Section 11.1(b) or 12.3(ii)(a) nor the officer's certificate of Seller referred to in Section 11.2(b) or Section 12.2(b) shall operate or cause any underlying representation or warranty referenced or certified to therein, or Buyer's or Seller's obligations under said certificate with respect to such representation or warranty, to survive later than the time stipulated for the survival of such representation and warranty in this Section 13.1. Following the Closing or such later date stipulated in this Section 13.1 for the survival thereof, such representation, warranty, covenant or agreement shall not form the basis for or give rise to any claim, demand, cause of action, counterclaim, defense, damage, indemnity, obligation or liability which is asserted, claimed, made or filed by a party to this Agreement (or its successors or assigns as permitted herein) following the Closing or such later date stipulated for survival. It is expressly agreed that the terms and provisions of:

         (a) Section 4.1(g) shall survive the Closing for a period of 150 days from the Closing Date,

         (b) Article IV (other than Sections 4.1(p) and 4.1(q) and except as provided in clause (a) above or clause (d) below) and Sections 8.2, 9.1,
     9.2 and 9.4 shall survive the Closing for a period of one (1) year from the Closing Date,

         (c) Section 9.10 shall survive the Closing for a period of two (2) years from the Closing Date, and

         (d) Sections 1.1, 1.2, 1.3, 2.2, 2.3, 3.2, 3.4, 4.1(c), 4.1(e),
     4.1(f), 4.1(l), 4.1(x), 4.2(b), 4.2(g), 4.2(i), 8.3, 9.5, 9.6, 9.7, 9.9,
     9.11, and 11.3, Articles 6, 7, 10, 13, 14, 15, 16 and 17, and Buyer's
     indemnity and hold harmless of the Seller Indemnified Persons under Sections 5.1 and 7.2 shall survive the Closing indefinitely or for such shorter period of time as may be stipulated in such provisions.

In addition, the definitions set forth in Appendix A to this Agreement or in any other provision of this Agreement which are used in the representations, warranties, covenants and agreements which survive the Closing pursuant to this
Section 13.1 shall survive the Closing to the extent necessary to give operative effect to such surviving representations, warranties, covenants and agreements. Subject to the limitations on survival contained in this Section 13.1, the delivery by a party, and the acceptance by the other party, of an officer's certificate pursuant to Section 12.2(b) or 12.3(ii)(a) containing any exceptions shall not operate to release or waive any claim or cause of action which the other party might have for breach by the party delivering such officer's certificate of any of its representations and warranties made as of the date of this Agreement or any of its covenants and agreements hereunder.

         Section 13.2 Change of Ownership. Seller's obligations to refund any portion of the Purchase Price pursuant to Section 6.1(d) and Seller's obligations under this Agreement with respect to any Seller Environmental Obligations shall immediately cease and be fully released and discharged at such time as the Company ceases to be neither directly nor indirectly owned and controlled by a BG Entity or an Affiliate of a BG Entity. Seller's obligations to refund any portion of the Purchase Price pursuant to

Section 6.1(d) with respect to a Contract Defect affecting a Contract Interest and Seller's obligations under this Agreement with respect to any Seller Environmental Obligations with respect to a Contract Interest or another Asset shall immediately cease and be fully released and discharged at such time as such Contract Interest or such other Asset ceases to be neither directly nor indirectly owned by a BG Entity or an Affiliate of a BG Entity, except to the extent such Contract Interest or such other Asset is relinquished to YPFB or any Bolivian Governmental Authority.

                                   ARTICLE 14
                                  LIMITATIONS

         Section 14.1 Disclaimer of Warranties and Representations. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE AND WITHOUT LIMITING THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT, SELLER HEREBY (I) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON OR CIVIL LAW, BY STATUTE OR OTHERWISE, RELATING OR WITH RESPECT TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (B) ANY INFRINGEMENT BY SELLER OR ANY OF ITS AFFILIATES OF ANY PATENT OR PROPRIETARY RIGHT OF ANY THIRD PARTY, (C) ANY ENVIRONMENTAL MATTERS (INCLUDING ANY ENVIRONMENTAL CONDITION) AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT BUYER'S SOLE REMEDY FOR ANY ENVIRONMENTAL MATTER (INCLUDING ANY ENVIRONMENTAL DEFECT OR ENVIRONMENTAL CONDITION) WITH RESPECT TO ANY OF THE ASSETS SHALL BE PURSUANT TO THE PROCEDURES SET FORTH IN ARTICLE 7 AND IN SECTION 15.2 WITH RESPECT TO ANY SELLER ENVIRONMENTAL OBLIGATIONS, (D) THE ACCURACY OR COMPLETENESS OF THE INFORMATION, RECORDS, DATA AND INTERPRETATIONS NOW, HERETOFORE OR HEREAFTER MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT BY SELLER , ANY AFFILIATE OF SELLER OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, REPRESENTATIVE, INVESTMENT BANKER, COUNSEL, CONSULTANT OR ADVISOR OF SELLER OR ANY AFFILIATE OF SELLER (COLLECTIVELY, A "SELLER SOURCE"); INCLUDING ANY PRICING ASSUMPTIONS, POTENTIAL FOR PRODUCTION OF OIL, GAS OR OTHER HYDROCARBONS FROM THE CONTRACT INTERESTS, PROJECTED DEVELOPMENT COSTS, PROJECTED PLUGGING AND ABANDONMENT COSTS, OR ANY MATTERS WHICH MAY BE CONTAINED IN OR RELATED TO ANY RESERVE REPORT; ANY

ACQUIRED OR LICENSED DATA OR ANY INTERPRETATIONS THEREOF; (E) THE COMPANY'S TITLE TO ANY OF THE ASSETS AND BUYER HEREBY ACKNOWLEDGES AND AGREES THAT BUYER'S SOLE REMEDY FOR ANY DEFECT OF TITLE, INCLUDING ANY CONTRACT DEFECT, WITH RESPECT TO ANY OF THE ASSETS SHALL BE PURSUANT TO THE PROCEDURES SET FORTH IN ARTICLE 6 (INCLUDING ANY RIGHT OF BUYER TO ADJUST THE PURCHASE PRICE BY OPERATION OF SECTION 6.1), AND (F) THE PLUGGING AND ABANDONMENT OBLIGATIONS; AND (II) NEGATES ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF LATENT OR HIDDEN VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN, IT BEING THE INTENTION OF SELLER AND BUYER THAT THE ASSETS ARE TO BE ACCEPTED BY BUYER IN THEIR PRESENT CONDITION AND STATE OF REPAIR.

         Section 14.2 Damages. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT (BUT SUBJECT TO SELLER'S RIGHTS AND REMEDIES EXPRESSLY PROVIDED UNDER SECTION 16.2(a), SELLER AND BUYER AGREE THAT THE RECOVERY BY EITHER PARTY HERETO OF ANY DAMAGES SUFFERED OR INCURRED BY IT AS A RESULT OF ANY BREACH BY THE OTHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO THE NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES, BUSINESS INTERRUPTION OR LOST OR DELAYED PRODUCTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER. For purposes of the foregoing, actual damages may, however, include indirect, consequential, special, exemplary or punitive damages to the extent
(i) the injuries or losses resulting in or giving rise to such damages are incurred or suffered by a Person which is not a Seller Indemnified Person, a Buyer Indemnified Person or an Affiliate of any of the foregoing and (ii) such damages are recovered against an Indemnified Person by a Person which is not a Seller Indemnified Person, a Buyer Indemnified Person or an Affiliate of any of the foregoing. This Section 14.2 shall operate only to limit a party's liability and shall not operate to increase or expand any contractual obligation of a party hereunder or cause any contractual obligation of a party hereunder to survive longer than provided in Section 13.1.

         Section 14.3 Plugging and Abandonment Obligations. THE PARTIES AGREE FOR ALL PURPOSES OF THIS AGREEMENT THAT (I) THE PLUGGING AND ABANDONMENT OBLIGATIONS CONSTITUTE COMPANY LIABILITIES, (II) THE PLUGGING AND

ABANDONMENT OBLIGATIONS SHALL NOT CONSTITUTE ENVIRONMENTAL CONDITIONS, ENVIRONMENTAL CLAIMS, ENVIRONMENTAL LIABILITIES, ENVIRONMENTAL DEFECTS, OR ENVIRONMENTAL MATTERS, AND (III) SELLER SHALL HAVE NO LIABILITIES OR OBLIGATIONS WITH RESPECT TO PLUGGING AND ABANDONMENT OBLIGATIONS.

         Section 14.4 Environmental Release. From and after Closing and except for the rights and remedies expressly provided in Section 15.2 with respect to any Seller Environmental Obligations, the Buyer Indemnified Persons shall have no rights to recovery or indemnification for Environmental Liabilities or any Environmental Matters under this Agreement or Law, and all rights or remedies which any Buyer Indemnified Person may have at or under Law with respect to any Environmental Liabilities or Environmental Matters are expressly waived. FROM AND AFTER CLOSING, BUT WITHOUT LIMITING OR RELEASING ANY OF THE RIGHTS AND REMEDIES EXPRESSLY PROVIDED IN SECTION 15.2 WITH RESPECT TO SELLER ENVIRONMENTAL OBLIGATIONS, BUYER AND ALL BUYER INDEMNIFIED PERSONS DO HEREBY AGREE, WARRANT AND COVENANT TO RELEASE, ACQUIT AND FOREVER DISCHARGE SELLER AND ALL SELLER INDEMNIFIED PERSONS FROM ANY AND ALL CLAIMS, DEMANDS AND CAUSES OF ACTION OF WHATSOEVER NATURE, INCLUDING WITHOUT LIMITATION ALL CLAIMS, DEMANDS AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY UNDER STATUTE, COMMON OR CIVIL LAW, WHICH COULD BE ASSERTED NOW OR IN THE FUTURE AND THAT RELATE TO OR IN ANY WAY ARISE OUT OF ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL MATTERS. FROM AND AFTER CLOSING AND EXCEPT FOR THE RIGHTS AND REMEDIES EXPRESSLY PROVIDED IN SECTION 15.2 WITH RESPECT TO ANY SELLER ENVIRONMENTAL OBLIGATIONS, BUYER, THE COMPANY AND ALL OTHER BUYER INDEMNIFIED PERSONS WARRANT, AGREE AND COVENANT NOT TO SUE OR INSTITUTE ARBITRATION AGAINST THE SELLER OR ANY SELLER INDEMNIFIED PERSON UPON ANY CLAIM, DEMAND OR CAUSE OF ACTION FOR INDEMNITY AND CONTRIBUTION THAT HAVE BEEN ASSERTED OR COULD BE ASSERTED FOR ANY ENVIRONMENTAL LIABILITIES OR ENVIRONMENTAL MATTERS.

                                   ARTICLE 15
                                INDEMNIFICATION

         Section 15.1 Indemnification By Buyer. From and after the Closing, the Company shall pay, perform, fulfill and discharge all Company Liabilities. Buyer (and the Company with respect to all Company Liabilities under clause (i) of this Section 15.1) shall indemnify and hold harmless the Seller, the Seller's respective Affiliates (other than the Company), each of their respective past, present and future directors, officers, employees, consultants and agents, each of the Company's past and present (and, through the Closing, future) directors, officers, employees, consultants and agents), and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "Seller

Indemnified Persons") from and against (i) any and all Company Liabilities incurred by or asserted against any of the Seller Indemnified Persons, INCLUDING ANY COMPANY LIABILITY BASED ON NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE SELLER INDEMNIFIED PERSON OR ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON, CIVIL OR STATUTORY) OR EQUITY and (ii) subject to the limitations of Section 13.1 and Article 14, any Covered Liability resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of Buyer which is expressly set forth in this Agreement. Buyer's indemnity obligations under clause (i) of this Section 15.1 shall not extend to or cover any Covered Liabilities arising out of claims or Actions filed, asserted or threatened more than five years after the Closing Date, however, Buyer's indemnity obligations under clause (i) of this Section
15.1 shall extend to and cover all Covered Liabilities arising out of claims or Actions filed, asserted or threatened prior to the end of said five-year period.

         Section 15.2 Indemnification By Seller. Subject to the provisions of
Section 15.4, from and after the Closing, Seller shall indemnify and hold harmless the Buyer, the Company, each of their respective present and future directors, officers, employees, consultants and agents, and each of the directors, officers, heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Persons") from and against any and all (i) Seller Environmental Obligations and Seller Uninsured Liabilities incurred by or asserted against any of the Buyer Indemnified Persons, INCLUDING ANY SELLER ENVIRONMENTAL OBLIGATIONS AND SELLER UNINSURED LIABILITIES BASED ON NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY OF THE BUYER INDEMNIFIED PERSON OR ANY OTHER THEORY OF LIABILITY, WHETHER IN LAW (WHETHER COMMON, CIVIL OR STATUTORY) OR EQUITY (but subject to the limitations contained in the definitions of Seller Environmental Obligations and Seller Uninsured Liabilities), and (ii), subject to the limitations of Section 13.1 and Article 14, any Covered Liability resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of Seller which is expressly set forth in this Agreement. Seller's indemnity obligations under clause (i) of this Section 15.2 with respect to Seller Uninsured Liabilities shall not extend to or cover any Seller Uninsured Liabilities arising out of claims or Actions filed, asserted or threatened more than five years after the Closing Date, however, Seller's indemnity obligations under clause (i) of this
Section 15.1 with respect to Seller Uninsured Liabilities shall extend to and cover all Seller Uninsured Liabilities arising out of claims or Actions filed, asserted or threatened prior to the end of said five-year period.

         Section 15.3 Indemnification and Defense Procedures. A Person which is entitled to be indemnified under Section 5.1, 7.2, 15.1 or 15.2 is herein referred to as an "Indemnified Person" and the party which is obligated to indemnify an Indemnified Person under Section 5.1, 7.2, 15.1 or 15.2 is herein referred to as the "Indemnifying Party" with respect to the matter for which it is obligated to indemnify such Indemnified Person. All claims for indemnification under Sections 5.1, 7.2, 15.1 and 15.2 shall be asserted and resolved as follows:

         (a) If a third party claim for which an Indemnified Person is entitled to indemnity under Sections 5.1, 7.2, 15.1 and/or 15.2 (an "Indemnified Claim") is made against an Indemnified Person, and

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


if Buyer or Seller intends to seek indemnity with respect thereto by or from an Indemnifying Party pursuant to Sections 5.1, 7.2, 15.1 and/or 15.2, then the party electing to seek indemnity on behalf of such Indemnified Person shall promptly transmit to the Indemnifying Party a written notice ("Claim Notice")
(i) notifying such Indemnifying Party of such Indemnified Claim and request indemnity on behalf of such Indemnified Person with respect to such Indemnified Claim under Sections 5.1, 7.2, 15.1 and/or 15.2, as the case may be, (ii) setting forth the full name, address for all notices and the authorized representatives of such Indemnified Person with respect to such Indemnified Claim, and (iii) describing in reasonable detail the nature of the Indemnified Claim, including a copy of all papers served with respect to such Indemnified Claim (if any) and the basis of such request for indemnification under Sections 5.1, 7.2, 15.1 and/or 15.2, as the case may be. Failure to provide such Claim Notice promptly shall not affect the right of the Indemnified Person to indemnification hereunder except to the extent the Indemnifying Party is prejudiced thereby; provided that, the Indemnifying Party shall not be obligated to defend, indemnify or otherwise hold harmless an Indemnified Person with respect to a third party claim until a Claim Notice meeting the foregoing requirements is furnished to the Indemnifying Party by the party seeking indemnity hereunder. Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the party who sent the Claim Notice (A) whether the Indemnifying Party disputes its potential liability to indemnify the Indemnified Person under Sections 5.1, 7.2, 15.1 and/or 15.2, as the case may be, with respect to such third party claim and (B) whether the Indemnifying Party desires to defend the Indemnified Person against such third party claim; provided that, if the Indemnifying Party fails to so notify the Indemnified Person during the Election Period, the Indemnifying Party shall be deemed to have elected to dispute such liability and not to defend against such third party claim. The aforesaid election or deemed election by the Indemnifying Party not to assume the defense of the Indemnified Person with respect to such Indemnified Claim, however, shall be subject to the right of the Indemnifying Party to subsequently assume the defense of the Indemnified Person with respect to such Indemnified Claim at any time prior to settlement or final determination thereof.

         (b) If the Indemnifying Party notifies the party who sent the Claim Notice within the Election Period that the Indemnifying Party (i) does not dispute its liability to indemnify the Indemnified Person under Sections 5.1, 7.2, 15.1 and/or 15.2, as the case may be (or reserves the right to dispute whether such claim is an Indemnified Claim under Sections 5.1, 7.2, 15.1 and/or 15.2) and (ii) elects to assume the defense of such Indemnified Person with respect to such third party claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such third party claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 15.3(b). If an Indemnifying Party elects pursuant to the foregoing to assume the defense of an Indemnified Person with respect to a third party claim which is subsequently determined not to be an Indemnified Claim, then, without limiting any action the Indemnifying Party may have on account of actual fraud, the Indemnifying Party shall not be entitled to recover from the other party or the Indemnified Person the costs and expenses incurred by the Indemnifying Party in providing such defense. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof; provided that the Indemnifying Party shall not enter into any settlement agreement (or settle or compromise any such third party claim in a manner) which provides for or results in any payment by or

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


liability of the Indemnified Person of or for any damages or other amount, any lien, charge or encumbrance on any property of the Indemnified Person, any finding of responsibility or liability on the part of the Indemnified Person or any sanction or restriction upon the conduct of any business by the Indemnified Person without the Indemnified Person's express written consent, which consent shall not be unreasonably withheld. The Indemnified Person is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Person is actually entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Person shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and not reasonably expected to be prejudicial to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Person agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any such third party claim which the Indemnifying Party elects to contest, including the making of any related counterclaim or cross-complaint against any Person (other than a Buyer Indemnified Person, if the Indemnified Person is a Buyer Indemnified Person, or a Seller Indemnified Person, if the Indemnified Person is a Seller Indemnified Person). The Indemnified Person may participate in, but not control, any defense or settlement of any third party claim controlled by the Indemnifying Party pursuant to this Section 15.3(b), and the Indemnified Person shall bear its own costs and expenses with respect to such participation. The prosecution of the defense of a third party claim with reasonable diligence shall include the taking of such action (including the posting of a bond, deposit or other security) as may be necessary to prevent any action to foreclose a lien against or attachment of the property of the Indemnified Person for payment of such third party claim.

         (c) If the Indemnifying Party (i) fails to notify the party who sent the Claim Notice within the Election Period that the Indemnifying Party elects to defend the Indemnified Person pursuant to Section 15.3(b) or (ii) elects to defend the Indemnified Person pursuant to Section 15.3(b) but fails to prosecute the defense of (or to settle) the third party claim with reasonable diligence, then the Indemnified Person shall have the right to defend, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Person is actually entitled to indemnification hereunder), the third party claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Person to a final conclusion or settled. Unless and until such defense is assumed by the Indemnifying Party as permitted in Section 15.3(a), the Indemnified Person shall have full control of such defense and proceedings; provided, however, that the Indemnifying Party, without assuming the defense of such Indemnified Claim, may participate in, but not control, any defense or settlement controlled by the Indemnified Person pursuant to this Section 15.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation. The Indemnified Person may not enter into any compromise or settlement of such third party claim, without the Indemnifying Party's express written consent, which shall not be unreasonably withheld.

         (d) If an Indemnified Person is entitled to indemnity under Sections 5.1, 7.2, 15.1 and/or 15.2 for a claim or other matter which does not involve a third party claim, and if Buyer or Seller intends to seek indemnity on behalf of an Indemnified Person with respect thereto by or from an Indemnifying Party pursuant to Sections 5.1, 7.2, 15.1 and/or 15.2, then the party electing to seek indemnity on behalf of an Indemnified Person shall promptly transmit to the Indemnifying Party a written notice describing in

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


reasonable detail the nature of such claim or other matter, the Indemnified Person's best estimate of the amount of damages attributable to such claim or other matter and the basis for the Indemnified Person's entitlement to indemnification under Sections 5.1, 7.2, 15.1 and/or 15.2, as the case may be. If the Indemnifying Party does not notify the party who sent such notice within 30 days from its receipt of such notice that the Indemnifying Party does not dispute such claim for indemnity, the Indemnifying Party shall be deemed to have disputed such claim.

         (e) To the extent any claim, action, suit or proceeding includes one or more Indemnified Claims with respect to an Indemnified Person and one or more third party claims which are not Indemnified Claims with respect to such Indemnified Person, any such non-Indemnified Claim insofar as it is with respect to such Indemnified Person shall not be covered by the indemnity in Sections 5.1, 7.2, 15.1 and 15.2, the Indemnifying Party shall not be obligated to undertake, conduct and control the defense or settlement of such non-Indemnified Claim insofar as it is with respect to such Indemnified Person, and such Indemnified Person shall be responsible for its own defense and settlement of such non-Indemnified Claim. The seeking by a party of indemnity hereunder on behalf of any Indemnified Person with respect to any third party claim or other claim or matter shall not prevent such party from then or thereafter also seeking indemnity hereunder on behalf of any other Indemnified Person with respect to such third party claim or other claim or matter and shall not prevent the other party from seeking indemnity hereunder on behalf of any Indemnified Person with respect to the same third party claim or other claim or matter.

         Section 15.4 Seller's General Liability Limitation. Notwithstanding anything herein provided to the contrary, Seller shall have no liability to Buyer or any of the other Buyer Indemnified Persons pursuant to Section 15.2 or for any breach by Seller of this Agreement to the extent that the aggregate amount of all Covered Liabilities covered by Section 15.2 or attributable to any breach by Seller of this Agreement exceeds an amount equal to 100% of the Settlement Price as set forth on the Final Settlement Statement.

                                   ARTICLE 16
                             TERMINATION; REMEDIES

         Section 16.1 Termination.

         (a) Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:

         (1) By the mutual consent of Seller and Buyer; or

         (2) If the Closing has not occurred by the close of business on the latter of February 29, 2000, or the delayed Closing Date provided in
     Section 11.4, then (i) by Seller if any condition specified in Section
     11.1 has not been satisfied on or before such close of business, and shall not theretofore have been waived by Seller, or (ii) by Buyer if any condition specified in Section 11.2 has not been satisfied on or before such close of business, and shall not theretofore have been

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


     waived by Buyer; provided, in each case, that the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party or parties seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein on the part of such party or parties that is required to be fulfilled on or prior to Closing.

         (b) Effect of Termination. In the event of termination of this Agreement by Seller, on the one hand, or Buyer, on the other hand, pursuant to
Section 16.1(a), written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement shall thereupon terminate; provided, however, that following such termination Buyer will continue to be bound by its obligations set forth in Sections 5.1, 5.2 and 7.2(c). If this Agreement is terminated as provided herein all filings, applications and other submissions made to any Governmental Authority shall, to the extent practicable, be withdrawn from the Governmental Authority to which they were made.

         Section 16.2 Remedies.

         (a) Seller's Remedies. Notwithstanding anything herein provided to the contrary, if this Agreement is not terminated by Buyer pursuant to Section 16.1(a) and Buyer fails to satisfy on or prior to the Closing Date the conditions to Closing or the Closing obligations, as the case may be, set forth in Sections 11.1(a), 11.1(b), 11.1(c), 11.1(e) or 12.3, Seller, at its sole option, may (i) enforce specific performance of this Agreement or (ii) terminate this Agreement (without waiving or releasing Buyer's obligations under Sections 5.1, 5.2 and 7.2) and recover from Buyer any and all actual damages, costs and expenses sustained or incurred by Seller as a result of Buyer's failure to Close and to perform Buyer's obligations under Section 12.3 and other provisions of this Agreement, including the recovery of damages equal to the difference between the Purchase Price provided herein and any lesser sales price which Seller may obtain for the Company Shares in a subsequent sale of the Company Shares. Such remedies shall be Seller's sole and exclusive remedies for such failure, all other remedies being expressly waived by Seller.

         (b) Buyer's Remedies. Notwithstanding anything herein provided to the contrary, if this Agreement is not terminated by Seller pursuant to Section 16.1(a) and Seller fails to satisfy on or prior to the Closing Date the conditions to Closing or the Closing obligations, as the case may be, set forth in Sections 11.2(a), 11.2(b), 11.2(c), 11.2(e) or 12.2, Buyer, at its sole option, may (i) enforce specific performance of this Agreement, or (ii) terminate this Agreement and, if Seller, in an attempt to avoid Closing, has willfully and wrongfully failed to satisfy the Closing conditions or Closing obligations referenced at the beginning of this sentence which are in Seller's control, recover from Seller any and all actual damages, costs and expenses sustained or incurred by Buyer as a result of Seller's failure to Close and to perform Seller's obligations under Section 12.2 and other provisions of this Agreement, or (iii) terminate this Agreement and recover from Seller any and all actual damages, costs and expenses sustained or incurred by Buyer as a result of Seller's failure to Close and to perform Seller's obligations under
Section 12.2 and other provisions of this Agreement; provided, however, that the aggregate amount of damages, costs and expenses recoverable by Buyer under this clause (iii) shall not exceed the sum of (x) the attorneys' fees, accounts' fees, consultants' fees and other transactional expenses with respect to the transaction evidenced by this Agreement incurred by Buyer through the date of Buyer's termination of this Agreement, (y) the actual damages, if any, which Buyer would have been able to recover against Seller if Buyer had closed its purchase of the Company Shares as contemplated by this Agreement and had brought a breach of contract action against Seller for breach of those representations, warranties, covenants and agreements of Seller, the breach or nonperformance of which by Seller gave rise to Buyer's right to terminate this Agreement, and (z) any attorneys' fees and costs recoverable by Buyer under
Section 17.12. Such remedies shall be Buyer's sole and exclusive remedies for such failure, all other remedies being expressly waived by Buyer.

                                   ARTICLE 17
                                 MISCELLANEOUS

         Section 17.1 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         Section 17.2 Governing Law; Jurisdiction; Process. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION; PROVIDED, HOWEVER, THAT MATTERS CONCERNING TITLE TO AND OPERATIONS UNDER THE SHARED RISK CONTRACTS AND THE EXISTENCE AND EXTENT OF ENVIRONMENTAL CONDITIONS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BOLIVIA.

         Section 17.3 Entire Agreement. This Agreement (including the Confidentiality Agreement) and the Appendices, Schedules and Exhibits hereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

         Section 17.4 Expenses. All other costs and expenses incurred by each party hereto in connection with all things required to be done by it hereunder, including attorney's fees, accountant fees and the expense of environmental and title examination, shall be borne by the party incurring same.

         Section 17.5 Notices. All notices authorized or required by any of the provisions of this Agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, or telephone facsimile, postage or charges prepaid, and addressed to the parties at the respective addresses set forth below:


                 If to Seller:      Tesoro Petroleum Corporation

                                    8700 Tesoro Drive
                                    San Antonio, Texas 75217
                                    Attention: James C. Reed, Jr.
                                    Fax Number: (210) 283-2400
                                    Phone Number: (210) 828-8484

                 With a copy to:    Fulbright & Jaworski L.L.P.
                                    1301 McKinney, Suite 5100
                                    Houston, Texas 77010
                                    Attention: George F. Kutzschbach
                                    Fax Number: (713) 651-5246
                                    Phone Number: (713) 651-5151

                 If to Buyer        BG Bolivia
                                    Av. Busch #500
                                    Santa Cruz, Bolivia
                                    Attention: Edward E. Miller
                                    Fax Number: 005913-34-1601
                                    Phone Number: 005913-34-1600

                 With a copy to:    BG do Brasil Ltda.
                                    Rua Laura Muller 116
                                    Office 3202, Torre Rio Sul
                                    Rio de Janeiro, Brazil
                                    Attention: Richard Williams
                                    Fax Number: 005521-543-3043
                                    Phone Number: 005521-543-3086

Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made.

         Section 17.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the respective rights and obligations of the parties hereto shall not be assignable or delegable by any party hereto without the express written consent of the non-assigning or non-delegating party.

         Section 17.7 Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

         Section 17.8 Appendices, Schedules and Exhibits. All Appendices, Schedules and Exhibits hereto which are referred to herein are hereby made a part hereof and incorporated herein by such reference.

         Section 17.9 Interpretation. It is expressly agreed that this Agreement shall not be construed against any party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:

         (a) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

         (b) the word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions;

         (c) a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

         (d) each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement (including Appendices A and B which shall be considered part of the main body of this Agreement) and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail; and

         (e) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

         Section 17.10 Arbitration.

         (a) It is agreed, as a severable and independent arbitration agreement separately enforceable from the remainder of this Agreement, that if the parties hereto, the Company, the Indemnified Persons or their respective successors, assigns, heirs or legal representatives of any of the foregoing are unable to amicably resolve any dispute or difference arising under or out of, in relation to or in any way connected with this Agreement (whether contractual, tortious, equitable, statutory or otherwise), such matter shall be finally and exclusively referred to and settled by arbitration under the Arbitration Rules of the International Chamber of Commerce ("ICC"); provided that, the foregoing shall not prevent Seller, the Company or their Affiliates from seeking specific performance, an injunction or other equitable relief with respect to their rights under the Confidentiality Agreement through judicial means in any jurisdiction. In the event of any conflict between the Arbitration Rules of the ICC and the provisions of this Section 17.10, the provisions of this Section 17.10 shall govern and control.

         (b) The arbitration shall be heard and determined by three (3) arbitrators. Each side shall appoint an arbitrator of its choice within five
(5) days of the submission of a notice of arbitration. The party-appointed arbitrators shall in turn appoint a presiding arbitrator of the tribunal within ten (10) days following the appointment of both party-appointed arbitrators. If the party-appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one party fails or refuses to appoint its party-appointed arbitrator within the prescribed period, the appointing authority for the presiding arbitrator and/or such party-appointed arbitrator shall be the ICC, who, in each case, shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim or any bear relationship to either party. The presiding arbitrator shall not be of the same nationality as any of the parties or their ultimate parent entities. If an arbitrator should die, withdraw or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator.

         (c) Unless otherwise expressly agreed in writing by the parties to the arbitration proceedings:

         (1) The arbitration proceedings shall be held in New York, New York, United States of America;

         (2) The arbitration proceedings shall be conducted in the English language and the arbitrator(s) shall be fluent in the English language;

         (3) The arbitrators shall be and remain at all times wholly independent and impartial;

         (4) The arbitration proceedings shall be conducted under the Arbitration Rules of the International Chamber of Commerce, as amended from time to time;

         (5) Any procedural issues not determined under the arbitration rules selected pursuant to Section 17.10(c)(4) shall be determined by the arbitration act and any other applicable laws of the State of New York, U.S.A., other than those laws which would refer the matter to another jurisdiction;

         (6) All decisions and awards by the arbitration tribunal shall be made by majority vote;

         (7) The decision of a majority of the arbitrators shall be reduced to writing; shall be final and binding without the right of appeal; and shall be the sole and exclusive remedy regarding any claims, counterclaims, issues or accountings presented to the arbitrators; any damage awards by the arbitrators shall be stated in U.S. Dollars, and promptly paid in U.S. Dollars free of any deduction or offset; and any costs or fees incident to enforcing the award, shall to the maximum extent permitted by law be charged against the party resisting such enforcement;

         (8) Consequential, indirect, special, exemplary, punitive or other similar damages shall not be allowed except those payable to third parties for which liability is allocated among the parties by the arbitration award;

         (9) Any award of damages shall include interest from the date of any breach or violation of this Agreement, as determined by the arbitration award, and from the date of the award until paid in full, at the Agreed Rate in effect at the end of the first trading day of each month during which such amount was owed;

         (10) The costs of the arbitration proceedings (including attorneys' fees and costs) shall be borne in the manner determined by the arbitrator(s);

         (11) Judgment upon the award may be entered in any court having jurisdiction over the person or the assets of the party owing the judgment, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be;

         (12) The arbitration shall proceed in the absence of a party who, after due notice, fails to answer or appear; an award shall not be made solely on the default of a party, but the arbitrator(s) shall require the party who is present to submit such evidence as the arbitrator(s) may determine is reasonably required to make an award.

         Section 17.11 Agreement for the Parties' Benefit Only. This Agreement is for the sole benefit of Buyer, Seller and their respective successors and assigns as permitted herein and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third party beneficiary of this Agreement. Any Indemnified Person which is a third party shall be indemnified and held harmless under the terms of this Agreement only to the extent that a party expressly elects to exercise such right of indemnity and hold harmless on behalf of such third party Indemnified Person pursuant to
Section 15.3; and no party shall have any direct liability or obligation to any third party or be liable to any third party for any election or non-election or any act or failure to act under or in regard to any term of this Agreement. Any claim for indemnity or hold harmless hereunder on behalf of an Indemnified Person must be made and administered by a party to this Agreement. Any claim on behalf of an Indemnified Person may only be brought against the defaulting party or parties.

         Section 17.12 Attorneys' Fees. The prevailing party in any legal proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs and reasonable attorneys' fees from the nonprevailing party.

         Section 17.13 Severability. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application such term, provision or condition) shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

         Section 17.14 Currency. All monetary amounts stated in this Agreement or otherwise related to the transaction shall be computed in United States currency. If any monetary amounts are received or paid in another currency, then for purposes of this transaction, they shall be converted into the equivalent amounts of United States currency, based upon the applicable Citibank exchange quoted at the close of business on the day such amounts were received or paid, or if no such rate is quoted on such day, at the Citibank exchange rate quoted at the opening of business on the next Business Day.

         Section 17.15 Time of Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

                                       SELLER:
                                       Tesoro Petroleum Corporation


                                       By: /s/ ROSS WELGEHAUSEN
                                           -------------------------------------
                                       Name: Ross Welgehausen
                                       Title: Vice President-Finance

                                       BUYER:
                                       BG International Limited


                                       By: /s/ EDWARD E. MILLER
                                           -------------------------------------
                                       Name: Edward E. Miller
                                       Title: Attorney-in-Fact

                                   APPENDIX A
                                       TO
                            STOCK PURCHASE AGREEMENT


                                  DEFINITIONS

         "Action" shall mean any action, suit, proceeding, condemnation or audit by or before any court or other Governmental Authority or any arbitration proceeding.

         "Adjustment Period" shall be as defined in Section 2.4.

         "Affiliate" shall mean, as to the Person specified, any Person controlling, controlled by or under common control with such specified Person. The concept of control, controlling or controlled as used in the aforesaid context means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise. No Person shall be deemed an Affiliate of any Person by reason of the exercise or existence of rights, interests or remedies under this Agreement.

         "Agreed Rate" shall mean an annual rate of interest equal to the lesser of (i) nine percent (9%) and (ii) the maximum rate of interest allowed by Law.

         "Arbitration Procedures" shall mean the arbitration procedures set forth in Section 17.10.

         "Assets" shall mean all the assets and properties of the Company, tangible and intangible, real, personal and mixed, excluding only (i) the Excluded Assets and (ii) such assets and properties which are sold or otherwise disposed of in the ordinary course of the Company's business, distributed or conveyed to Seller or Seller's designee as permitted under this Agreement, or as otherwise sold, transferred or disposed of in accordance with this Agreement. Without limiting the generality of the foregoing, the Assets include, without limitation, the Contract Interests and the Incidental Rights.

         "Available Deductible Amount" shall be as defined in Section 6.1(c).

         "Balance Sheet" shall be as defined in Section 4.1(g).

         "Bereti Block Property" shall mean the Bereti Block, Department of Tarija, Bolivia, Bereti Block Contract Area covered by the applicable Shared Risk Contract.

         "BG Entity" shall mean BG International Limited, a company incorporated under the laws of England and Wales, or an entity which succeeds to BG International Limited or substantially all of the assets of BG International Limited.

         "Block XX West Property" shall mean Block XX West, Department of Tarija, Bolivia, Block XX West Contract Area covered by the applicable Shared Risk Contract

         "Bolivia" shall mean the Republic of Bolivia.

         "Business Day" shall mean any day which is not a Saturday, Sunday or legal holiday recognized by the United States of America or England.

         "Buyer Indemnified Persons" shall be as defined in Section 15.2.

         "Buyer's Environmental Review" shall be as defined in Section 7.2.

         "Casualty Price Reduction" shall mean the amount, if any, computed as provided in Section 8.2, by which (a) the aggregate reduction in the value of the Assets that is caused by the occurrence after the Effective Time, but before the Closing Date, of one or more casualties which cause damage to or destruction of all or a portion of the Assets exceeds (b) the sum of (i) all deductible amounts required to be borne or paid by Seller or any Affiliate of Seller under the terms of any applicable insurance policies or insurance contracts providing insurance coverage to the Company for such casualty losses (but excluding any portion of any individual insurance policy or insurance contract deductible amount with respect to a claim to the extent such individual deductible amount with respect to such claim exceeds US $250,000), plus (ii) the sum of all insurance proceeds and other compensatory proceeds owed to or received by Seller, the Company or any other Affiliate of Seller as a result of such casualty losses; provided that, the Company shall bear all costs, expenses and risks of managing, pursuing, handling and collecting claims under any such policy or contract of insurance and, to the extent Seller suffers any reduction in the Purchase Price on account of a Casualty Price Reduction, Seller shall be subrogated, to the maximum extent permitted by Law, to all rights, claims and causes of action of the Company against third Persons arising out of or attributable to such Actions or claims, but in each case subject and subordinate to all subrogation rights of insurers and indemnitors under any such policy or contract of insurance.

         "Claim Notice" shall be as defined in Section 15.3.

         "Closing" shall be the consummation of the transaction contemplated by
Article 12.

         "Closing Date" shall mean the later of (a) December 20, 1999, or (b) such other date as may be mutually agreed to by Seller and Buyer.

         "Closing Date Working Capital" shall mean, the positive or negative amount obtained by subtracting (a) the sum of all accounts payable, accrued current liabilities, other current liabilities and other long term liabilities of the Company as of the end of business on the Closing Date (but excluding certain Covered Liabilities as hereinafter provided), from (b) the sum of all cash, accounts receivable, inventories, prepaid expenses, other current assets and other long term assets of the Company as of the

                              Appendix A, Page 2
end of business on the Closing Date; all as computed in accordance with GAAP, consistent with the Company's past practice, and calculated in a manner substantially consistent with the calculation of such items in the Balance Sheet. The types of assets and liabilities included in each of the aforesaid asset or liability categories (e.g., "other long term assets" and "other long term liabilities") shall be consistent with the general types of assets and liabilities included in the line item for such category in the Balance Sheet. For example, "other long term assets" will include inventories of supplies and materials, but will not include property, plant and equipment. In addition, deferred tax assets and deferred tax liabilities shall be excluded from the calculation of Closing Date Working Capital. Notwithstanding the foregoing, the Closing Date Working Capital and the determination thereof shall not include or take into account any Covered Liabilities attributable to (i) any Title Defect or any other title loss or defect with respect to the Assets, (ii) any Plugging and Abandonment Obligation, Environmental Condition, Environmental Claim, Environmental Liabilities, Environmental Defects or Environmental Matters,
(iii) any loss, damage or destruction of or to the Assets by fire or other casualty, or (iv) any pending or threatened Actions.

         "Closing Payment" shall be as defined in Section 3.3.

         "Closing Statement" shall be as defined in Section 3.3.

         "Company" shall be as defined in the recitals to this Agreement and
Section 2.2.

         "Company Liabilities" shall mean (i) all Covered Liabilities of the Company, (ii) the Plugging and Abandonment Obligations, (iii) all Covered Liabilities arising out of or attributable to the ownership, use, construction, maintenance or operation of any of the Assets, and (iv) all Environmental Liabilities and any and all other Covered Liabilities arising out of or attributable to any Environmental Matter; provided that, the Company Liabilities shall not include any Covered Liability resulting from any breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of Seller hereunder for which Seller is obligated to indemnify the Buyer pursuant to Section 15.2.

         "Company Records" shall mean any and all of the Company's books, records, contracts, agreements and files, held in Bolivia or elsewhere, existing on the Closing Date.

         "Company Share" shall mean any share of the capital stock or equity of the Company.

         "Confidentiality Agreement" shall be as defined in Section 5.2.

         "Consent Order" shall mean that Final Judgment filed on November 20, 1980, in Civil Action No. 80-2961 in the United States District Court for the District of Columbia.

         "Contract Defect" shall be as defined in Section 6.3.

         "Contract Defect Amount" shall be as defined in Section 6.2.

                              Appendix A, Page 3

         "Contract Defect Notice" shall be as defined in Section 6.1(a).

         "Contract Examination Period" shall be as defined in Section 6.1(a).

         "Contract Interest" shall mean, respectively as to each Major Contract, the undivided interest in, to and under such Major Contract which is specified in the Property Schedule.

         "Corrective Action" shall mean any remedial, removal, response, construction, closure, disposal or other corrective action, including the obtaining of any required permits.

         "Covered Liabilities" shall mean any and all debts, losses, liabilities, duties, claims (including those arising out of any demand, assessment, settlement, judgment or compromise relating to any actual or threatened Action), Taxes, costs and expenses (including any attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending any Action), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown, including any of the foregoing arising under, out of or in connection with any Action, any order or consent decree of any Governmental Authority, any award of any arbitrator, or any Law, contract, commitment or undertaking.

         "Defect Interest" shall mean a Pre-Closing Defect Interest or a Post-Closing Defect Interest.

         "Deferred Adjustment Claim" shall be as defined in Section 11.3.

         "Deferred Matters Date" shall be as defined in Section 11.3.

         "Effective Date Working Capital" shall mean, the positive or negative amount obtained by subtracting (a) the sum of all accounts payable, accrued current liabilities, other current liabilities and other long term liabilities of the Company as of the end of business on the Report Date (but excluding certain Covered Liabilities as hereinafter provided), from (b) the sum of all cash, accounts receivable, inventories, prepaid expenses, other current assets and other long term assets of the Company as of the end of business on the Report Date; all as computed in accordance with GAAP, consistent with the Company's past practice, and calculated in a manner substantially consistent with the calculation of such items in the Balance Sheet. The types of assets and liabilities included in each of the aforesaid asset or liability categories (e.g., "other long term assets" and "other long term liabilities") shall be consistent with the general types of assets and liabilities included in the line item for such category in the Balance Sheet. For example, "other long term assets" will include inventories of supplies and materials, but will not include property, plant and equipment. In addition, deferred tax assets and deferred tax liabilities shall be excluded from the calculation of Effective Date Working Capital. Notwithstanding the foregoing, the Effective Date Working Capital and the determination thereof shall not include or take into account any Covered Liabilities attributable to (i) any Title Defect or any other title loss or defect with respect to the Assets, (ii) any Plugging and Abandonment Obligation, Environmental Condition, Environmental Claim,

                              Appendix A, Page 4

Environmental Liabilities, Environmental Defects or Environmental Matters,
(iii) any loss, damage or destruction of or to the Assets by fire or other casualty, or (iv) any pending or threatened Actions.

         "Effective Time" shall mean 6:00 a.m., local time for each property subject to a Shared Risk Contract, on July 1, 1999.

         "Election Period" shall be as defined in Section 15.3.

         "Environmental Claim" shall mean any Action or written notice by any third Person (excluding Buyer and any Affiliate of Buyer or the Company) alleging potential liability of the Company arising out of or resulting from an Environmental Condition with respect to the Assets, excluding any liabilities or obligations of the Company under or with respect to any of the matters covered by the Manifesto.

         "Environmental Condition" shall mean (a) a condition existing at the Effective Time or the Closing Date with respect to the air, soil, subsurface, surface waters, groundwaters, and/or sediments that causes (i) any claim, action, cause of action, investigation or notice (written or oral) by any third Person (excluding Buyer and any Affiliate of Buyer or the Company) alleging actual or potential liability for investigatory, property damages, or personal injuries, attorney's fees or penalties relating to the exposure to, or release into the environment of, any Hazardous Material to be brought against the Company, (ii) an Asset or the Company not to be in compliance with any Environmental Law (other than any Future Law), or (iii) an Asset to be required to be remediated (or other corrective action taken with respect to such Asset) under any Environmental Law (other than any Future Law) or (b) the non-compliance by the Company at the Effective Time or the Closing Date with any permit, record keeping, notification, disclosure or reporting requirements under any Environmental Law.

         "Environmental Consultant" shall mean an environmental consulting firm approved by Seller, which approval will not be withheld unreasonably, which is retained by Buyer in connection with Buyer's Environmental Review.

         "Environmental Defect" shall mean an Environmental Condition with respect to the Assets; provided, however, that if the reasonably anticipated Environmental Value Reduction with respect to such Environmental Condition is less than US $10,000, such Environmental Condition shall not constitute an Environmental Defect. The foregoing determinations shall not take into account any asserted Environmental Value Reduction with respect to an Environmental Condition which, in accordance with the terms of this Agreement, is subsequently cured by Seller or determined or agreed not to constitute an Environmental Defect. An Environmental Condition shall not constitute an Environmental Defect to the extent the same has been cured or Remediated by the Company in the ordinary course of its business prior to Closing or by Seller (or by the Company at the cost and expense of Seller) prior to Closing. Any conditions that are inherent in normal, prudent oil and gas exploration, development, production and gathering operations, in compliance with Laws applicable to the Assets, shall not constitute Environmental Defects. Environmental Defects shall in no event include any of the following conditions:

                              Appendix A, Page 5

         (a) asbestos, asbestos containing materials or NORM;

         (b) Basic Sediment and Water (BSW) and similar materials contained inside storage tanks and tank bottoms;

         (c) Materials contained within firewalls surrounding tanks and equipment, provided that such materials have not contaminated the groundwater;

         (d) Materials in or from pits which have been closed in accordance with all Laws applicable to the Assets and in effect at the time of closure;

         (e) Existing tanks, pits, disposal wells, and materials contained therein which were in compliance with regulatory and permit requirements at the Effective Time and at the Closing Date;

         (f) Plugging and abandonment requirements for any wells which were in compliance with regulatory and permit requirements at the Effective Time and at the Closing Date;

         (g) Remediation and surface restoration requirements pertaining to any wells drilled during the 1998 or 1999 calendar years; or

         (h) Any condition identified in or required to be remediated or corrected pursuant to the Manifesto.

         "Environmental Defect Amount" shall be as defined in Section 7.3.

         "Environmental Defect Deductible" shall be as defined in Section 7.3.

         "Environmental Examination Period" shall be as defined in Section 7.2.

         "Environmental Laws" shall mean all Laws of Bolivia relating to (a) the control of any potential pollutant, or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful, including any permits, record keeping, notification, disclosure or reporting with respect to such matters.

         "Environmental Liabilities" shall mean any and all costs (including costs of Remediation), damages, settlements, expenses, penalties, fines, taxes, prejudgment and post-judgment interest, court costs and attorneys' fees incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Authority of Bolivia to the extent arising out

                              Appendix A, Page 6
of or under Environmental Laws (excluding any claim or cause of action of Buyer or any Affiliate of Buyer or the Company) or (ii) pursuant to any claim or cause of action by a Governmental Authority of Bolivia or other third Person (other than Buyer and any Affiliate of Buyer or the Company) for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of or attributable to any violation of, or any remedial obligation under, any Environmental Law or any Environmental Condition.

         "Environmental Matters" shall mean (i) any order, notice of responsibility, directive (including requirements embodied in Environmental
Laws), injunction, judgment or similar act (including settlements) by any Governmental Authority arising out of or under any Environmental Laws or (ii) any claim or cause of action by a Governmental Authority or other Person for personal injury, property damage, damage to natural resources, remediation or response costs arising out of or attributable to any Hazardous Materials or any violation of, or any remedial obligation under, any Environmental Law.

         "Environmental Value Reduction" shall mean, with respect to an Environmental Condition, the present value as of the Closing Date (using an annual discount rate of 10%) of the cost of the most cost effective Remediation of such Environmental Condition, taking into account any prior Remediation of such Environmental Condition.

         "Employee Plan" shall mean each existing written understanding, program or arrangement related to deferred compensation or incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); employment, termination or severance agreement; and any other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any director, employee or former employee of the Company or their spouses, dependents or beneficiaries.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

                              Appendix A, Page 7

         "Excluded Assets" shall mean the following:

         (a) the right to retain (i) originals of all Company Tax returns, Tax filings and other Company Records relating to Taxes of the United States of America or of any Governmental Authority subject to the jurisdiction of the United States of America and (ii) copies (but not the originals) of all other Company Records; and

         (b) subject to the rights granted to the Company under Section 9.9,
     (i) the names "Tesoro" and "Tesoro Bolivia Petroleum Company" and (ii) any logo, service mark, copyright, trade name or trademark of or associated with Seller or any Affiliate of Seller or any business of Seller or of any Affiliate of Seller.

         "Expatriate Employee" shall be as defined in Section 10.2(b).

         "Farmout Agreement" shall mean the Farmout Agreement dated June 19, 1997, between the Company and TOTAL Exploration Production Bolivie S.A., covering a portion of the Block XX West Property, as such Farmout Agreement has been amended and supplemented.

         "FCPA" shall mean the Foreign Corrupt Practices Act, 15 U.S.C. Section 78dd-1, et seq., as in effect on the date of this Agreement and as may be amended prior to the Closing.

         "Final Settlement Date" shall be as defined in Section 3.4.

         "Final Settlement Statement" shall be as defined in Section 3.4.

         "Floor Amount" shall mean shall be equal to US $1,000,000 less the portion (or all as the case may be) of the Environmental Defect Deductible which has been applied (and not subsequently restored) to offset uncured Environmental Defects asserted during the Environmental Examination Period pursuant to Article 7.

         "Future Laws" shall mean (i) any statutes, laws or ordinances enacted or decreed after the Effective Time to the extent the liabilities or requirements sought to be imposed under such subsequent statutes, laws or ordinances could not have been imposed under statutes, laws or ordinances existing as of the Effective Time and (ii) any regulations, rules, rulings or orders promulgated after the Effective Time to the extent such regulations, rules, rulings or orders implement new requirements for matters not addressed or otherwise regulated in regulations, rules, rulings or orders existing as of the Effective Time or implement more stringent requirements for matters addressed or otherwise regulated in regulations, rules, rulings or orders existing as of the Effective Time.

                              Appendix A, Page 8

         "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

         "Governmental Authority" shall mean (i) the United States of America,
(ii) the Republic of Bolivia, (iii) any state, province, county, municipality or other governmental subdivision within the United States of America or the Republic of Bolivia, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America, of the Republic of Bolivia or of any state, province, county, municipality or other governmental subdivision within the United States of America or the Republic of Bolivia.

         "Hazardous Materials" shall mean any explosive, radioactive material, petroleum (including crude oil and any fraction thereof) or petroleum by-product, asbestos or asbestos-containing material, urea formaldehyde, hydrocarbon contaminant, underground tank, pollutant, contaminant, hazardous, corrosive or toxic substance, special waste or waste of any kind, including compounds known as chlorobiophenyls and any other chemical, material or substance that is designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under or pursuant to any Environmental Law.

         "ICC" shall be as defined in Section 17.10.

         "Incidental Rights" shall mean all right, title and interest of the Company in and to or derived from the following: (a) all rights with respect to the use and occupancy of the surface of and the subsurface depths under the Lands; (b) all rights with respect to any pooled, communitized or unitized acreage by virtue of any Contract Interest being a part thereof; (c) all agreements and contracts, easements, rights-of-way, servitudes and other estates related or attributable to the Lands or the Contract Interests; and (d) all real and personal property located upon the Lands and used in connection with the exploration, development or operation of the Contract Interests; and
(e) the Company Records.

         "Indemnified Claim" shall be as defined in Section 15.3.

         "Indemnifying Party" shall be as defined in Section 15.3.

         "Indemnified Person" shall be as defined in Section 15.3.

         "Interim Balance Sheet" shall be as defined in Section 4.1(g).

         "knowledge" shall be as defined in Section 1.3.

         "Lands" shall mean all right, title, and interest of the Company in and to the lands covered by or subject to the Contract Interests.

                              Appendix A, Page 9

         "Law" shall mean any applicable statute, law (including civil and common law), ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of or by any Governmental Authority.

         "Major Contracts" shall mean (a) the Shared Risk Contracts, (b) the Operating Agreement dated effective as of December 18, 1997, between the Company and TOTAL Exploration Production Bolivie S.A., covering a portion of the Block XX West Property, as amended by the Block XX West Agreement dated May 1999, and (c) the two (2) Back-to-Back Gas Sales Contracts between the Company and YPFB executed in 1999.

         "Material Adverse Effect" shall mean a material adverse effect on the value of the Company (after taking into account any insurance, indemnity and other recoveries payable in respect thereof), excluding (i) any effect resulting from any change in economic, industry or market conditions (whether general or regional in nature or limited to any area where any Assets are located) or from any change in Law or regulatory policy and (ii) any matter for which Buyer is entitled to a Casualty Price Reduction.

         "Manifesto" shall mean the Manifiesto Ambiental por Planta de Gas "La Vertiente," Pozos Escondido, Taiguati, La Vertiente, Tarija, Prov. Gran Chaco dated July 1998, as approved by Declaracion Jurada de Ministerio de Desarrollo Sostenible y Medio Ambiente, Secretaria Nacional de Recursos Naturales y Medio Ambiente, Subsecretaria de Medio Ambiente, Direccion de Control de Calidad Ambiental.

         "Material Contracts" shall be as defined in Section 4.1(n).

         "National Employee" shall be as defined in Section 10.2(a).

         "Non-Permissible Preference Right" shall mean any right or agreement which enables any Person, other than Buyer, to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with the sale of the Company Shares to Buyer as contemplated by this Agreement.

         "NORM" shall be as defined in Section 7.1.

         "Notice of Disagreement" shall be as defined in Section 3.4.

         "OECD Convention" shall mean the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions adopted by the members of the Organization for Economic Co-operation and Development (OECD) on November 21, 1997, and signed on December 17, 1997.

                              Appendix A, Page 10

         "Permitted Encumbrances" shall mean any of the following matters:

         (a) the respective terms and provisions of any Major Contract, the Farmout Agreement, any contract for the sale of condensate or similar liquid hydrocarbons to YPBF, and any Material Contract listed in Schedule 4.1(n), as well as any matters to which the Major Contracts are expressly made subject under the terms thereof;

         (b) all agreements, instruments, documents, liens, encumbrances, and other matters which are described in any Schedule or Exhibit to this Agreement;

         (c) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses which were incurred incidental to maintenance, development, production or operation of the Contract Interests or for the purpose of developing, producing or processing oil, gas or other hydrocarbons therefrom or therein and (ii) materialman's, mechanics', repairman's, employees', contractors', operators' or other similar liens, security interests or charges for liquidated amounts arising in the ordinary course of business incidental to construction, maintenance, development, production or operation of the Contract Interests or the production or processing of oil, gas or other hydrocarbons therefrom, that are not delinquent and that will be paid in the ordinary course of business or, if delinquent, that are being contested in good faith;

         (d) any liens for Taxes not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business;

         (e) any liens or security interests created by Law or reserved in a Shared Risk Contract for royalty or rental or for compliance with the terms of a Shared Risk Contract;

         (f) all Transfer Requirements;

         (g) any easements, rights-of-way, servitudes, permits, licenses, surface leases, operating rights, concurrent use rights and other rights with respect to surface operations to the extent such matters do not interfere in any material respect with the Company's operation of the portion of the Contract Interests burdened thereby;

         (h) all agreements and obligations relating to (1) imbalances with respect to the production, transportation or processing of gas, (2) calls or purchase options on oil, gas or other minerals or products thereof in favor of

                              Appendix A, Page 11

     YPFB or a Governmental Authority of Bolivia, or (3) processing rights or commitments;

         (i) all royalties, overriding royalties, net profits interests, carried interests, reversionary interests and other burdens to the extent that the net cumulative effect of such burdens, as to a particular Shared Risk Contract, does not operate to reduce the Contract Interest of the Company in such Shared Risk Contract as specified in the Property Schedule;

         (j) any encumbrance, title defect or other matter (whether or not constituting a Contract Defect) waived or deemed waived by Buyer pursuant to Article 6; and

         (k) rights reserved to or vested in any Governmental Authority to control or regulate any of the wells or units included in the Assets and all applicable laws, rules, regulations and orders of such authorities so long as the same have not been applied to decrease the Company's Contract Interest below the Contract Interest shown in the Property Schedule.

         "Person" shall mean any Governmental Authority or any individual, firm, partnership, corporation, joint venture, trust, unincorporated organization or other entity or organization.

         "Plugging and Abandonment Obligations" shall mean any and all Covered Liabilities arising out of or attributable to the plugging, abandonment or removal (including any remediation in connection therewith), or any obligation to plug, abandon or remove (including any remediation in connection therewith), any well, platform, pipeline, facilities, equipment, fixtures or other property described or referenced in the Property Schedule or located on the Assets which as of the Effective Time has not been plugged, abandoned and removed in accordance with the terms of the Contract Interests and all Laws applicable thereto.

         "Post-Closing Defect Interest" shall be as defined in Section
6.1(b)(3).

         "Pre-Closing Defect Interest" shall be as defined in Section
6.1(b)(1).

         "Preference Right" shall mean any right or agreement that enables or may enable any Person to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with the sale, assignment, encumbrance or other transfer (or the proposed sale, assignment, encumbrance or other transfer) of any Asset or any interest therein or portion thereof, other than any Non-Permissible Preference Right.

         "Property Schedule" means SCHEDULE A attached to and made a part of this Agreement.

                              Appendix A, Page 12

         "Purchase Price" shall be as defined in Section 3.1.

         "Remediation" shall mean, with respect to an Environmental Condition, the implementation and completion of any Corrective Actions (including the obtaining of any required permits) required under Environmental Laws to correct or remove such Environmental Condition; provided, however, that such Remediation shall not extend to or cover any Corrective Actions to the extent required under Future Laws or to the extent required to correct or remove any condition or any aggravation of or effect on such Environmental Condition which, in any material respect, is caused or contributed to by any act or omission of any Person after the Closing Date, other than Seller or Seller's employees, consultants, contractors or agents.

         "Report Date" shall be as defined in Section 4.1(g).

         "Seller Environmental Obligations" shall mean, subject to the limitations contained herein, all Environmental Liabilities to the extent arising out of any Environmental Claim, but only to the extent such Environmental Claim arises or results from an Environmental Condition existing at the Closing Date and only if:

         (a) neither such Environmental Claim nor the Environmental Condition from which such Environmental Claim arises or results is set forth in
     Schedule 4.1(p) to this Agreement;

         (b) the Environmental Condition on or from which such Environmental Claim arises or results was not asserted by Buyer as an Environmental Defect under to Article 7;

         (c) Buyer, within 1,095 calendar days after the Closing Date, provides Seller written notice of such Environmental Claim in the manner provided in Section 15.3 (however, notice of a lawsuit or administrative proceeding filed against Buyer prior to the end of such 1,095-day period shall always be timely if Buyer gives Seller notice thereof within ten Business Days after being served therewith); and

         (d) the reasonably anticipated Environmental Liabilities with respect to such Environmental Claim are US $10,000 or more;

provided that;

         (i) the Environmental Liabilities with respect to such Environmental Claim shall not include any Environmental Liabilities to the extent that such Environmental Liabilities arise out of or result from any act or omission of any Person (other than Seller or Seller's employees, consultants, contractors or

                              Appendix A, Page 13
     agents) after the Closing Date which causes, contributes to, aggravates or adversely affects, in any material respect, any Environmental Condition or such Environmental Claim;

         (ii) the Seller Environmental Obligations (1) shall not include any Environmental Liabilities until the aggregate Environmental Liabilities incurred by the Company with respect to all Environmental Claims which would otherwise qualify as Seller Environmental Obligations, but for this clause (ii), have exceeded the Floor Amount and (2) shall then include only 50% of that portion of such aggregate Environmental Liabilities which exceed the Floor Amount and are less than US $10,000,000; it being agreed that the portion of such aggregate Environmental Liabilities which are less than the Floor Amount, the other 50% of aggregate Environmental Liabilities which exceed the Floor Amount and are less than US $10,000,000, and the portion of such aggregate Environmental Liabilities which are more than US $10,000,000 shall all be Company Liabilities;

         (iii) such Environmental Liabilities shall not include any Environmental Liabilities to the extent arising out of or resulting from any Future Law;

         (iv) unless Seller otherwise agrees, any Corrective Action required with respect to an Environmental Condition giving rise to a Seller Environmental Obligation must be implemented by the most cost effective means reasonably available;

         (v) any conditions that are inherent in normal, prudent oil and gas exploration, development, production and gathering operations, in compliance with Laws applicable to the Assets, shall not constitute Environmental Conditions for purposes of this definition of Seller Environmental Obligations or give rise to any Seller Environmental Obligations; and

         (vi) any of the conditions that are listed in any of paragraphs (a) through (h) of the definition of Environmental Defect shall not constitute Environmental Conditions for purposes of this definition of Seller Environmental Obligations or give rise to any Seller Environmental Obligations.

         "Seller Indemnified Persons" shall be as defined in Section 15.1.

         "Seller Source" shall be as defined in Section 14.1.

         "Seller Uninsured Liabilities" shall mean, subject to the limitations contained herein, the amount, if any, by which:

                              Appendix A, Page 14

         (a) all costs, damages, settlements, expenses, penalties, fines, prejudgment and post-judgment interest, court costs and attorneys' fees incurred by or imposed against the Company to the extent arising out of any Action or written notice by any third Person (excluding Buyer and any Affiliate of Buyer or the Company) alleging potential liability of the Company arising out of or resulting from any personal injury to or death of any natural person occurring prior to the Closing arising out of any business or operations of the Company or the Company's ownership, use, construction, maintenance or operation of any properties, exceed

         (b) the sum of:

             (i) all deductible amounts required to be borne or paid by Seller or any Affiliate of Seller under the terms of any applicable insurance policies or insurance contracts providing insurance coverage to the Company for such personal injury or death (but excluding (x) any portion of any individual insurance policy or insurance contract deductible amount with respect to a claim to the extent such individual deductible amount with respect to such claim exceeds US $250,000 and (y) all deductibles with respect to Actions or claims pending or asserted prior to the Effective Time), plus

             (ii) all costs, damages, settlements, expenses, penalties, fines, prejudgment and post-judgment interest, court costs and attorneys' fees referenced in clause (a) above for which the Company is insured or indemnified against under a policy or contract of insurance and other compensatory proceeds owed to or received by the Company as a result of such Actions or claims;

provided, however, that;

         (1) the Company shall bear all costs, expenses and risks of managing, pursuing, handling and collecting claims under any such policy or contract of insurance;

         (2) Seller Uninsured Liabilities shall not include any costs, damages, settlements, expenses, penalties, fines, prejudgment and post-judgment interest, court costs and attorneys' fees incurred by or imposed against the Company to the extent arising out of any Action or written notice by any third Person alleging potential liability of the Company arising out of or resulting from any Environmental Condition; and

         (3) to the extent Seller pays any Seller Uninsured Liabilities, Seller shall be subrogated, to the maximum extent permitted by Law, to all rights, claims and causes of action of the Company against third Persons arising out of or attributable to such Actions or claims, but in each case subject and subordinate to all subrogation rights of insurers and indemnitors under any such policy or contract of insurance.

                              Appendix A, Page 15

         "Settlement Price" shall be as defined in Section 3.2.

         "Settlement Statement" shall be as defined in Section 3.4.

         "Shared Risk Contracts" shall mean the following Shared Risk
Contracts:

         (i) Shared Risk Contract No. 06/97 with an Effective Date of July 29, 1996, by and between YPFB and Tesoro Bolivia Petroleum Company (as "Title Holder"), covering Block XVIII, Department of Tarija, Bolivia (the "Block XVIII Property");

         (ii) Shared Risk Contract No. 07/97 with an Effective Date of July 29, 1996, by and between YPFB and Tesoro Bolivia Petroleum Company (as "Title Holder"), covering Block XX, Los Suris Field, Department of Tarija, Bolivia (the "Los Suris Property");

         (iii) Shared Risk Contract No. 09/97 with an Effective Date of July 29, 1996, by and between YPFB and Tesoro Bolivia Petroleum Company (as "Title Holder"), covering Block XX Este, Department of Tarija, Bolivia (the "Block XX East Property");

         (iv) Shared Risk Contract No. 08/97 with an Effective Date of July 29, 1996, by and between YPFB and Tesoro Bolivia Petroleum Company (as "Title Holder"), covering Block XX West, Department of Tarija, Bolivia (the "Block XX West Property"); and

         (v) Shared Risk Contract No. 2.367/98 dated December 16, 1998 by and between TOTAL Exploration Production Bolivie S.A. and Tesoro Bolivia Petroleum Company (collectively, as "Title Holder(s)") and YPFB, covering the Bereti Block, Department of Tarija, Bolivia (the "Bereti Block Property").

         "Subsidiary" shall mean any corporation at least a majority of the voting shares (i.e. shares entitled to vote for the election of directors, but excluding shares entitled so to vote only upon the happening of some contingency unless such contingency will have occurred) of which are owned directly or indirectly by the Company.

         "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, parking, employment, excise, severance, stamp, occupation, premium, windfall profits, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax, or other tax of any kind whatsoever, together with all interest, fines, penalties and additions thereto.

                              Appendix A, Page 16

         "Tax Return" shall be as defined in Section 4.1(q).

         "Title Survival Period" shall be as defined in Section 6.1(a).

         "Transfer Requirement" shall mean any consent, approval, authorization or permit of, or filing with or notification to, any Person which is required to be obtained, made or complied with for or in connection with any sale, assignment, transfer or encumbrance of any Asset or any interest therein.

         "Working Capital Adjustment" shall mean, the positive or negative amount obtained by subtracting (a) the Effective Date Working Capital from (b) the Closing Date Working Capital; all as computed in accordance with GAAP, consistent with the Company's past practice, and calculated in a manner substantially consistent with the calculation of such items in the Balance Sheet.

         "YPFB" shall mean YPF Sociedad Anonima.

         "YPFB" shall mean Yacimientos Petroliferos Fiscales Bolivianos.

                              Appendix A, Page 17